FORM 1-A

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Eighteen Series of Limited Recourse Obligations

Totaling $2,733,450

Dated: November 13, 2019

This Post-Qualification Offering Circular Amendment No. 66 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $2,733,450 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices and mailing address are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$0.00	N/A	$0.00	N/A
Total Maximum	$2,733,450	N/A	$2,733,450	N/A

(1) We estimate all expenses for this Offering to be approximately $1,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 43 to the Offering Circular, disclosing year end audited statements and revised MD&A.
3.	Post-Qualification Amendment No. 64 to the Offering Circular, disclosing additional securities for sale.
4.	Post-Qualification Amendment No. 65 to the Offering Circular, disclosing additional securities for sale.
5.	Supplement No. 22 to the Offering Circular, disclosing loan performance.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
3558 CYPRESS STREET, JACKSONVILLE, FL 32205	$98,700
1766 ALAQUA DRIVE, LONGWOOD, FL 32779	105,490
1018 BURNEY ROAD, ASHEBORO, NC 27205	109,950
5826 SOUTHSEAS STREET, HOUSTON, TX 77033	113,030
2609-2615 E TIOGA STREET, PHILADELPHIA, PA 19134	119,380
614 FIELD ST, DETROIT, MI 48214	129,490
6365 LAKE PLANTATION DR., JACKSONVILLE, FL 32244	132,000
120 DRENNAN STREET, HOUSTON, TX 77003	135,000
1617 NORTH DAVIDSON ST. #1, CHARLOTTE, NC 28206	159,440
1617 NORTH DAVIDSON ST. #2, CHARLOTTE, NC 28206	159,440
1617 NORTH DAVIDSON ST. #3, CHARLOTTE, NC 28206	159,440
1617 NORTH DAVIDSON ST. #4, CHARLOTTE, NC 28206	159,440
5250 PAMELA DRIVE, DOUGLASVILLE, GA 30135	167,540
29275 HERITAGE COURT, SOUTHFIELD, MI 48076	167,950
102 TIFFANY LANE, WILLINGBORO, NJ 08046	185,690
36 BOWEN AVENUE SOUTHEAST, ATLANTA, GA 30315	192,470
1401 SOUTH AVERS AVENUE, CHICAGO, IL 60623	209,140
2100 EAST TRIANGLE DRIVE, LONGWOOD, FL 32779	229,860
Total	$2,733,450

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-660.

PROJECT SUMMARIES FOR PQA NO. 66

On Time Repayment 0 0 Loans Funded 0 30/19 FINANCIAL DATA HISTORICAL AVERAGES Reporting period: threeyears ending 2018 (-)1 20.9% Gross Margin % 0 $746.9K GROUNDFLOOR HISTORY* 3 $495K PRINCIPAL Cody Sammons 0 Unsold Inventory 0 Aged Inventory 0 $343.8K 4 07/23/2018 Completed Projects Average Project Per Year 0 Revenue Buy & Hold FOCUS $147.8K Average Total Project Costs 0 $223.7K 6 months Average Project Time 0 2 0 Loans Repaid 0 N/A SAM FAM LLC PROJECTS/REVENUE Reporting period. 20113 Completed Projects 0 Revenue 0 Value of Properties 0 Total Debt DATE OF FORMATION * UNLESS NOTED WITH A _INFORMATION BELOW ISSUPPLIED BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT MD WARRANT THAT INFORMATION SUPPLIED 15 ACCURATE. BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty 002% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on September 23,2019 by Groundfloor Finance Inc. (“Groundfloor,”“we7 “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may net be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS THE COMPANY PLAYED NO ROLE IN THE PREPARATION CFA,’ OFTHE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FORA FUNDING DECISION_ PROPERTY DESCRIPTION Loan To ARV Score 0 10 Quality of Valuation Report 4 Skin-in-the-Game 0 10 Location 8 Borrower Experience 5 Borrower Commitment 0 The following factors determine in part how the loan was graded: (in descending order of importance) VALUATION REPORTS FINANCIAL OVERVIEW Click here to view the LRO Agreement 0 $98,700 62.8% 6 months 8.5% Investors Loan Amount Projected Term Loan To ARV Monthly payment - interest returned monthly, principal due at maturity. First Lien BORROWER $98,700 Purchase & Renovation Total Loan Amount Repayment Terms Loan Position Purpose Rate PROJECT SUMMARY I 3558 CYPRESS STREET, JACKSONVILLE, FL 32205 $162,000 As Complete (ARV) GRADE FACTORS Address: 3558 CYPRESS STREET, JACKSONVILLE, FL 32205 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. O BBVA Bank 9Pizza 9 Go-gle(e) ,iewZer; Za?r= 9 3558 Cypress Street INVEST NOW Click here to viewthe LRO Agreement Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Certified Independent Appraise 09/23/2019 Project Cost 0 Purchase Date Loan To Total 72.9% $110,000 purchase Price 0 62.8% Skin-in-the- First Lien Loan Cushion 0 Came 0 0% Total Project Costs 0 $147,625 162,000 Aker Repair Value (ARV) 0 Cody Sammons - principal Sam Farn LLC INVEST NOW

PS-661

PROJECT SUMMARY | 1766 ALAQUA DRIVE, LONGWOOD, FL 32779 [2ND PAYMENT POSITION]

D



BORROWER

Orlando Wholesale Houses, LLC
Jorge Rojas - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
16%	12 months	68.5%	$105,490	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Purchase & Renovation	Second Lien	$105,490	Monthly payment - interest returned monthly, principal due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$1,200,000
$309,240
Total Project Costs
$890,760
GROUNDFLOOR
$105,490
$720,500
$64,770
0%
Skin-in-the-Game
First Lien Loan
Second Lien Loan
Cushion

Purchase Price	$830,000	Loan To ARV	68.5%
Purchase Date	09/17/2019	Loan To Total Project Cost	93.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	10	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$1,200,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
Alaqua Dr
Home Accents Unlimited
Google
Map data ©2019 Terms of Use Report a map error

Address: 1766 ALAQUA DRIVE, LONGWOOD, FL 32779 [2ND PAYMENT POSITION]

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on September 17, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- There will be two loans on this project, each representing subsequent draws. The first loan is $720,500 and the second loan is for $105,490. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- This loan represents the second draw for the project.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 12 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. However, LRO holders investing in LROs corresponding to notes secured by this property have different priorities in any recovery. Holders of LRO series 1766 Alaqua Drive [1st] share first priority and any recovery will be distributed on a pro rata basis to these LRO holders first. Holders of LRO Series 1766 Alaqua Drive [2nd] have a subordinated priority, and any remaining recovery will be distributed to them if and when LRO holders of the first priority notes are made whole.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search subject to liens held by the primary lender and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ORLANDO WHOLESALE HOUSES, LLC

DATE OF FORMATION ★

06/16/2012

FINANCIAL DATA
Reporting date: 09/30/19

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$6M	$3M	95	0

PROJECTS / REVENUE
Reporting period: 2018

Completed Projects	Revenue	Gross Margin %
40	$4M	30.0%

PRINCIPAL
Jorge Rojas

FOCUS

Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2018

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
50	$150K	3 months	$100K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

$0 MOBILRECON LLC PROJECTS/ REVENUE Reporting period( 2018 FINANCIAL DATA Reporting d ate( 00/30/19 N/A $0 N/A On Time Repayment 0 Average Project Average Total Time 0 Project Costs Loans Funded 0 Other FOCUS Loans Repaid Completed Projects Average Project Per Year 0 Revenue HISTORICAL AVERAGES Reporting period( three years ending 2018 GROUNDFLOOR HISTORY* APRINCIPAL Philip Chriscoe N/A 0 0 $0 $0 $0 08/09/2016 Unsold Inventory 0 Aged Inventory 0 Gross Margin % 0 0 Value of Properties 0 Total Debt 0 Completed Projects 0 Revenue 0 DATE OF FORMATION* UNLESS NOTED WITH %FORMATION BELOW IS SUPPLIED 8,FIE BORROWER AND IS NOTVERIFIED BORROWERS REPRESENT ANDWARPAN,HAT INFORMATIONSUPPLIED ISACCURATE BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29,2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. DEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needs to refinance this loan on October 16,2019 by Groundfloor Finance Inc. (“Groundfloor,;"“we,” ’‘us,” or ‘bur”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now been refinanced for this property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed or sold any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The Principal has not yet completed or sold any projects. As such, the Principal’s average revenue, costs, and margins cannot be calculated. The property is being used as collateral for a loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower’s skin-in-the-game. As a result, there will be little to no “cushion” and the Borrower will repay the Groundfloor loan by selling the property or refinancing it. Please consult the Offering Circular for further discussion of general risk factors. PROM SPECIFIC RISK FACTORS MISCELLANEOUS INVEST NOW MEI Click here toview the LRO Agreement The property is being used as collateral fora loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower’s skin-in-the-game. Address: 1018 BURNEV ROAD, ASHEBORO, NC 27205 ’(fte)% 9 Doodle % ConarenationTM1=11 9 1018 Burney Road View larger m.P PROPERTY DESCRIPTION The following factors determine in part how the loan was graded: (in dexend ing order of importance) 0 % Skin-in-the- First Lien Loan Cushion Game 0 $88,000 $ 09950 GROUNDFLOOR $50 FINANCIAL OVERVIEW Click here to view the LRO Agreement Refinance - Cash Out Total Loan Amount Repayment Terms 0 Investors First Lien BORROWER Rate $109,950 Loan Amount 55.6% Projected Mean Loan To Value PROJECT SUMMARY I 1018 BURNEY ROAD, ASHEBORO, NC 27205 Monthly payment - interest returned monthly, principal due at maturity. $109,950 Loan Position 12 months Purpose 10.2% $198,000 As Complete (ARV) VALUATION REPORTS GRADE FACTORS Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Loan To ARV Score 0 Quality of Valuation Report Skin-in-the-Game 0 Location Borrower Experience Borrower Commitment 0 04/01/2016 Loan To Total Project Go. 0 Purchase Date 55.6% $198,000 58.2% Total Project Costs 0 $197,950 After Repair Value (ARV) 0 $198,000 Philip Chriscoe - principal MobilRecon LLC INVEST NOW

PS-663

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29,2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 294 and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title Insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on October 17, 2019 by Groundfloor Finance I nc. CGroundfloor,” r’we,”“us: or ‘owl or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed or sold any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS 07/25/2019 DATE OF FORMATION* GIRARD REI LLC Fix & Flip FOCUS 0 Loans Funded 0 0 Loans Repaid 0 Completed Projects Average Project Per Year 0 Revenue () $229K 2 Gross Margin % 0 Completed Projects 0 Revenue 0 PROJECTS/ REVENUE Reporting period: 2018 9 months N/A $171.6K On Time Repayment 0 Average Project Average Total Time 0 Project Costs 0 HISTORICAL AVERAGES Reporting period: three years ending 2018 (-1)1 GROUNDFLOOR HISTORY* APRINCIPAL Scott Girard N/A 0 0 $0 0 Unsold Inventory 0 Aged Inventory 0 $0 FINANCIAL DATA Reporting date:09/30/19 Value of Properties 0 Total Debt 0 $0 BORROWER SUMMARY UNLESS NOTED WITH A tINFORMATION BELOW IS SUPPLIED EN THEPORROWER ARDIS NOTVERIFIED. BORRO ERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. Click here to view the LRO Agreement INVEST NOW 9 Plaza Apt GC La South Park swell et Baptist Church 9 -60,4e 5826 SS=se=rs- Corp 9 The Borrower intends to use the loan proceeds to purchase and renovate the property Upon completion, the Borrower intends to sell theproperty to repay the Groundfloor loan. PROPERTY DESCRIPTION VALUATION REPORTS Loan To ARV Score 0 10 quality of Valuation Report q Skin-in-the-Game 0 MI 10 Location 8 Borrower Experience 5 Borrower (Commitment) 0 The following factors determine in part how the loan was graded: On descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushier 0 Came 0 $20,000 FINANCIAL OVERVIEW Click here to view the LRO Agreement Purchase & Renovation $113,030 53.8% Girard REI LLC BORROWER Balloon payment - principal and interest returned on repayment / due at maturity. Total Loan Amount Repayment Terms Loan Position Purpose 0 INVEST NOW Scott Girard - principal First Lien $113,030 12 months 9% Rate Investors Loan Amount Projected Term Loan To ARV PROJECT SUMMARY I 5826 SOUTHSEAS STREET, HOUSTON, TX 77033 $210,000 As Complete (ARV) Address: 5826 SOUTHSEAS STREET, HOUSTON, TX 77030 ” ’” - 9 Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps I 10/17/2019 Loan To Total Project Cost 0 Purchase Date 84.5% $80,000 Purchase Price 0 53.8% Total Peeled Costs 0 133,030 $210,000 After Repair Value (ARV) 0

PS-664

Loans Repaid 0 Completed Projects Average Project Per Year 0 Revenue $0 Average Total Project Costs 0 $0 N/A Average Project Time 0 N/A Loans Funded 0 On Time Repayment 0 APRINCIPAL Ralph Loielo FOCUS FiX& Thy WAYWISER LLC PROJECTS/ REVENUE Reporting period:2018 FINANCIAL DATA Reporting date: 09/30/19 HISTORICAL AVERAGES Reporting period. three years ending 2010 GROUNDFLOOR HISTORY* N/A 0 0 $0 $0 $0 09/12/2015 Unsold Inventory 0 Aged Inventory 0 Gross Margin % 0 Value of Properties 0 Total Debt 0 Completed Projects 0 Revenue 0 DATE OF FORMATION * UNLESS NOTED WITH A..INIFORMATION BELOW ISSUPPLIEDBYTHE BORROWER AND IS NOTVERIFIED BORROWERS REPRESENT MO WARRANITT.T INFORMATION SUPPLIED IS ACCURATE BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No.66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to begin renovation of this property on October 22, 2019 by Groundfloor Finance Inc. (rGroundflooC"we:’“i. or “our’) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed or sold any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The Principal has not yet completed or sold any projects.As such, the Principal’s average revenue, costs, and margins cannot be calculated. The Borrower is using $25,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan. Please consult the Offering Circular for further discussion of general Ask factors. PROJECT SPECIFIC 1111K FACTORS MISCELLANEOUS ma, INVEST NOW Target g Address: 2609-2615 ETIOGA STREET, PHILADELPHIA, PA 19134 PROPERTY DESCRIPTION VALUATION REPORTS The following factors determine in part how the loan was graded: lin descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion 0 Game 0 FINANCIAL OVERVIEW INVEST NOW Total Loan Amount Repayment Terms 9 months 7% Investors 40.5% Purpose Loan Poston Rate Balloon payment - principal and interest returned on repayment/ due at maturity. First Lien $119,380 Refinance- Rehab $119,380 0 Loan Amount Projected Tenn Loan To ARV . a • • BORROWER WayWiser LLC Ralph Loielo - principal Click here to view the LROAgreement $295,000 As Complete (ARV) Click here to view the LRO Agreement Google impbell The Borrower intends to use the loan proceeds to renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. /2609 East Tioga Street Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Loan To ARV Score 0 Quality, valuation Report Skin-in-the-Game Location Borrower Experience Borrower Commitment 0 4 07/06/2018 LoanTo Total Pro,ect Cost 0 Puroa. Pate 41.6% $185,000 40.5% $ 60000 0% 1295,000 After Repair Value (ARV( AS PROJECT SUMMARY I 2609-2615 E TIOGA STREET, PHILADELPHIA, PA 19134 B

PS-665

# PROJECT SUMMARY | 614 FIELD ST, DETROIT, MI 48214

B



| Rate | Projected Term | Loan To ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 9% | 12 months | 58.1% | $129,490 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Purchase & Renovation | First Lien | $129,490 | Balloon payment - principal and interest returned on repayment / due at maturity. |

**BORROWER**

MB Housing Relief LLC
Derrick Miller - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$223,000
$77,660
Total Project Costs
$145,340
GROUNDFLOOR
$129,490
$15,850
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $105,000 | Loan To ARV | 58.1% |
| Purchase Date | 10/22/2019 | Loan To Total Project Cost | 88.6% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$223,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Riverview Jefferson Health
614 Field Street
River Tower Apts
Tim Hortons
Google
Map data ©2019 Google
Terms of Use
Report a map error

Address: 614 FIELD ST, DETROIT, MI 48214

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 22, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### MB HOUSING RELIEF LLC

DATE OF FORMATION ★
07/08/2017

FINANCIAL DATA
Reporting date: 09/30/19

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $140K | $77.6K | 1 | 0 |

PROJECTS / REVENUE
Reporting period: 2018

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Derrick Miller

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 1 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2018

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 8 | $42.5K | 3 months | $12K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

HISTORICAL AVERAGES Reporting period: three years ending 2018 —1 24.0% Gross Margin% 0 5 GROUNDFLOOR HISTORY* 0 $ 1.2M PRINCIPAL Alexander Rose 0 Unsold Inventory 0 Aged Inventory 0 $0 $ 1.2M 10/11/2011 Completed Projects Average Project Per Year 0 Revenue Fix gt Flip FOCUS $177.9K Average Total Project Costs 0 $234.3K 3 months Average Project Time 0 2 0 Loans Repaid 0 N/A Loans Funded 0 0 On Time Repayment 0 ROSEPROP LLC PROJECTS/REVENUE Reporting period, 2018 FINANCIAL DATA Reporting date:09/30/19 Value of Properties 0 Total Debt 0 Completed Projects 0 Revenue 0 DATE OF FORMATION* UNLESS NOTED WITHA . INFORMATION BELOW ISSUPPLIED BYTHE BORROWER AND ISNOTVERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATIONSUPPLIED IS ACCURATE. BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing intothe principal amount of their request. These closing costs typically range from 9500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on October 2, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we:’ ’‘us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANT OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER.WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASISPOR A FUNDING DECISION. (A)L’enZ 2’,V? The Nenelgle Click here to view the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to purchase and renovate the property Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Address: 6365 LAKE PLANTATION DRIVE, JACKSONVILLE, FL 32244 PROPERTY DESCRIPTION VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion 0 Game 0 FINANCIAL OVERVIEW $216,500 As Complete (ARV) Click here to view the LRO Agreement INVEST NOW First Lie Balloon payment - principal and interest returned on repayment /due at maturity. $132,000 Purchase & Renovation Total Loan Amount Repayment Terms Loan Position Purpose Roseprop LLC Alexander Rose-principal BORROWER 0 $132,000 62.5% 6 months 7.5% Projected Term Loan To ARV Loan Amount Investors Rate PROJECT SUMMARY I 6365 LAKE PLANTATION DRIVE, JACKSONVILLE, FL 32244 Bt., mos car,. view larger reap Westland Oaks Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps —rd Loan To ARVScore Quality of Valuation Repot Skin-in-the-Game 0 Location Borrower Experience Borrower Commitment 0 (4) 10 8 5 10 10/02/2019 Loan To Total Prowo Cost 0 Purchase Date 80.7% $145,000 Loan To ARV 0 62.5% After Repair Value (ARV) 0 216,500

PS-667

Completed Projects Average Project Per Year 0 Revenue Buy &Hold FOCUS $0 Average Total Project Costs 0 SO 0 months Average Project Time 0 0 0 Loans Repaid 0 N/A Loans Funded 0 0 On Time Repayment 0 PROJECTS/ REVENUE Reporting period. 2018 Reporting date: 07/30/19 VOLCANO INVESTMENT PARTNERS LLC FINANCIAL DATA HISTORICAL AVERAGES Reporting period: three years ending 2018 GROUNDFLOOR HISTORY* PRINCIPAL Alvin Banks N/A 0 0 $0 $0 $0 OS/08/2019 Unsold Inventory M Aged Inventory M Gross Margin % (0), 0 Value of Properties 0 Total Debt 0 Completed Projects 0 Revenue 0 DATE OF FORMATION * UNLESS NOTEDWrtHA INFORNATION BELOW ISSUPPLIED BY THE BORROWER AND IS NOTVERIFIED. BORROWERS REPRESENT ANDWARRANT THAT INFORMATION SUPPLIED ISACCURATE. BORROWER SUMMARY The following factors determine in part how the loan was graded, (in descending order of importance) GRADE FACTORS 8260,970 $39,030 FINANCIAL OVERVIEW BORROWER Rate Projected Term Loan To ARV 46.4% Loan Amount 0 Investors $135,000 7.5% 6 months PROJECT SUMMARY I 120 DRENNAN STREET, HOUSTON, TX 71003 $300,000 As Complete (ARV) The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on September 27, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we,”“us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed or sold any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The Principal has not yet completed or sold any projects. As such, the Principal’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS (-)11M=M=IIM’I PROPERTY PHOTOS View larger map V .(4). Click here to view the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to purchase and renovate the property Upon completion, the Borrower intends to sell the property to repay the Croundfloor loan. Address: 120 DRENNAN STREET, HOUSTON, TX 77003 Cio..0g le rawest. assoc.,. T129 DrennenStreel 1,7 PROPERTY DESCRIPTION VALUATION REPORTS Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps 10 (4) e 10 8 MOI 5 Loan To ARV Score 0 Duality, Valuation Report Skin-in-the-Game 0 Location Borrower Experience Borrower Commitment 0 09/27/2019 Loan To Total ProjeccCost 0 Purchase Date 64.9% $176,000 Loan To ARV 0 Purchase Price 0 46.4% Skin-in-the- First Lien Loan Cushion 0 Game 0 0% Aker Repair Value (ARV) 0 $300,000 LLC Alvin Banks - principal Volcano Investment Partners Click here to view the LRO Agreement INVEST NOW Monthly payment - interest returned monthly, principal due at maturity. First Lien $135,000 Purchase & Renovation Total Loan Amount Repayment Terms Loan Position Purpose

PS-668

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY Or THE VALUATION SOURCES ORAN,’ OTHER MATERIALS PROVIDED BY THE PORROWER.WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL.WE DO NOT USE IT AS THE SOLE BASISFOR A FUNDING DECISION. Completed Projects Average Project Per Year 0 Revenue 0 HISTORICAL AVERAGES Reporting period: threeyears ending 2012 40.0% Gross Margin % .L? $350K Average Total Project Costs 0 11 months Average Project Time 0 N/A On Time Repayment 0 GROUNDFLOOR HISTORY* Unsold Inventory 0 Aged Inventory APRINCIPAL Christopher Bradshaw 08/24/2016 R-CUBED CHARLOTTE BUILDERS LLC PROJECTS/ REVENUE Reporting oerior1,2018 FINANCIAL DATA Reporting date 02/30/12 Loans Repaid 0 Loans Funded 0 New Construction FOCUS $600K 6 $10.8M 18 13 0 $7.8M $500K Completed Projects 0 Revenue 0 Value of Properties 0 Total Debt DATE OF FORMATION * UNLESS NOTED WITNA . INFORMATION BELOW ISSUPPLIED ESC. BORROWER AND IS NOTVERIFIFD. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACNRATE. BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated Dec.116,29,2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. UExnpleesnleot,laien the Offering Circular. law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS Please consult the Offering Circular for further discussion of general risk factors. The Borrower was advanced the money it needed to purchase this property on October 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,”“we2 ‘us,’ or ‘bur’) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property If this offering is fullysubscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues The renovation will require permitting, and permits may not be obtained on time or may be denied. There will be four loans on this project, each representing subsequent draws. The loans are 159,440 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. This loan represents the first draw for the project. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 9 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS Mew largermap AY(-) S0 Cordelia Pa* VIL 9 g;LItt, “".” Click here to view the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Address, 1617 NORTH DAVIDSON STREET #1, CHARLOTTE, NC 28206 PROPERTY DESCRIPTION VALUATION REPORTS Loan To ARV Score 0 Quality ot Valuation Report Skin-inithe-Game 0 Location Borrower Experience Borrower Commitment 0 The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion® Game 0 $637,760 GROUNDFLOOR After Repair Value (ARV) 0 Total Project Costs 0 712,760 FINANCIAL OVERVIEW BORROWER Total Loan Amount Repayment Terms 12 months 68.0% 0 Loan Amount Investors Projected Term Loan To ARV Purpose Loan Position Rate 10.7% Balloon payment - principal and interest returned on repayment / due at maturity. $159,440 First Lien Purchase & Renovation PROJECT SUMMARY I 1617 NORTH DAVIDSON STREET Al, CHARLOTTE, NC 28206 Christopher Bradshaw- principal R-Cubed Charlotte Builders LLC INVEST NOW Click here to view the LROAgreement $938,000 As Complete (ARV) PTIMIST PARK Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps ‘Certified Independent Appraisal 10 10/15/2019 Purchase Date Loan To Total $200,000 68.0%

PS-669

## PROJECT SUMMARY | 1617 NORTH DAVIDSON STREET #2, CHARLOTTE, NC 28206



Grade: C

| Rate | Projected Term | Loan To ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 10.7% | 12 months | 68.0% | $159,440 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Purchase & Renovation | First Lien | $159,440 | Balloon payment - principal and interest returned on repayment / due at maturity. |

**BORROWER**

R-Cubed Charlotte Builders LLC
Christopher Bradshaw - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$938,000
$225,240
Total Project Costs
$712,760
GROUNDFLOOR
$637,760
$75,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $200,000 | Loan To ARV | 68.0% |
| Purchase Date | 10/15/2019 | Loan To Total Project Cost | 91.1% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 4 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$938,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Cordelia Park
OPTIMIST PARK
Parkwood Ave
Google
Map data ©2019 Google
Terms of Use
Report a map error

Address: 1617 NORTH DAVIDSON STREET #2, CHARLOTTE, NC 28206

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 15, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- There will be four loans on this project, each representing subsequent draws. The loans are 159,440 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- This loan represents the second draw for the project.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 9 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### R-CUBED CHARLOTTE BUILDERS LLC

DATE OF FORMATION ★
08/24/2016

**FINANCIAL DATA**
Reporting date: 09/30/19

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $7.8M | $500K | 13 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2018

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 18 | $10.8M | 40.0% |

**PRINCIPAL**
Christopher Bradshaw

FOCUS
New Construction

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2018

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 6 | $600K | 11 months | $350K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 1617 NORTH DAVIDSON STREET #3, CHARLOTTE, NC 28206

C



**BORROWER**

R-Cubed Charlotte Builders LLC
Christopher Bradshaw - principal

| Rate | Projected Term | Loan To ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 10.7% | 12 months | 68.0% | $159,440 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Purchase & Renovation | First Lien | $159,440 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$938,000
$225,240
Total Project Costs
$712,760
GROUNDFLOOR
$637,760
$75,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $200,000 | Loan To ARV | 68.0% |
| Purchase Date | 10/15/2019 | Loan To Total Project Cost | 91.1% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)
$938,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Cordelia Park
OPTIMIST PARK
Parkwood Ave
Google
Map data ©2019 Google
Terms of Use
Report a map error

Address: 1617 NORTH DAVIDSON STREET #3, CHARLOTTE, NC 28206

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 15, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- There will be four loans on this project, each representing subsequent draws. The loans are 159,440 each. The Financial Overview box represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project.
- This loan represents the third draw for the project.
- Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 9 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction.
- The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### R-CUBED CHARLOTTE BUILDERS LLC

DATE OF FORMATION ★
08/24/2016

**FINANCIAL DATA**
Reporting date: 09/30/19

| Value of Properties | Total Debt |
|---|---|
| $7.8M | $500K |

| Unsold Inventory | Aged Inventory |
|---|---|
| 13 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2018

| Completed Projects | Revenue |
|---|---|
| 18 | $10.8M |

| Gross Margin % |
|---|
| 40.0% |

**PRINCIPAL**
Christopher Bradshaw

FOCUS
New Construction

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid |
|---|---|
| 0 | 0 |

| On Time Repayment |
|---|
| N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2018

| Completed Projects Per Year | Average Project Revenue |
|---|---|
| 6 | $600K |

| Average Project Time | Average Total Project Costs |
|---|---|
| 11 months | $350K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ’,WOE THE VALUATION SOURCES RANT OTHER MATERIALS PROVIDED PM THE BORROWER WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS NELPFUL,WE DO NOT LISE IT ASTI. SOLE BASIS FOR A FUNDING DECISION. New Construction FOCUS Completed Projects Average Project Per Year 0 Revenue () HISTORICAL AVERAGES Reporting period: three years ending 2018 $350K Average Total Project Costs 0 $600K 11 months Average Project Time 0 6 Loans Repaid 0 N/A Loans Funded 0 On Time Repayment 0 Gross Margin % Li) GROUNDFLOOR HISTORY* 13 Unsold Inventory %.;) Aged Inventory 0 $7.8M APRINCIPAL Christopher Bradshaw 08/29/2016 0 40.0% 18 $500K $10.8M Completed Projects 0 Revenue 0 PROJECTS/ REVENUE Reporting period. 2018 DATE OF FORMATION* R-CUBED CHARLOTTE BUILDERS LLC FINANCIAL DATA Reporting date:OP/PO/1Y Value of Properties 0 Total Debt 0 UNLESSNOTED WITH A INFORMATION BELOW ISSUPPLIED BYTHE BORROWER AND IS NOT VERIFIED BORROWERS REPRESENTAND SPARPANTTHAT INFORMATION SUPPLIED ISACCURATE BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically rangefrom $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower.See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned open a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS Please consult the Offering Circular for further discussion of general risk factors. The Borrower was advanced the money it needed to purchase this property on October 15, 2019 by Groundfloor Finance Inc. (“Groundfloor7“we:’“us:or"our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloorwill continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. There will be four loans on the project, each representing subsequent draws. The loans are 159,440 each. The Financial Overview boo represents the aggregate amount of all loans to be secured by this property, giving a complete financial picture of the project. This loan represents the fourth draw for the project. Each draw on this project is structured as an individual loan. We will fund each draw from our own capital or credit facilities as and when requested by the Borrower, provided conditions for each draw are met as described in our Offering Circular. Once a draw has been approved and funded, we will then sell the corresponding series of LROs on our platform, each of which will be due 9 months from the time such series of LRO is deemed issued, as described in our Offering Circular. Subsequent draws are expected to be requested every two months from the date we advanced the first draw, but may be requested sooner, or later, depending on the progress of construction. The event of default on one Groundfloor note secured by this property will trigger default on all Groundfloor notes secured by this property. All LRO holders investing in LROs corresponding to notes secured by this property share the same priority in any recovery and recovered proceeds will be distributed on a pro-rata basis. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS View larger map x IN um tem %cm casals %sem, um PTIMIST PARK f’, e% co/eIi I L Click here to view the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Address: 1617 NORTH DAVIDSON STREET ff4, CHARLOTTE, NC 28206 PROPERTY DESCRIPTION VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion 0 Game 0 $225,240 0% $637,760 GROUNDFLOOR project Costs 0 712,760 To After Repair Value (ARV) 0 5,38,000 FINANCIAL OVERVIEW 10.7% Rate $159,440 68.0% Purchase & Renovation Total Loan Amount Repayment Terms Purpose 12 months Click here to view the LRO Agreement INVEST NOW Balloon payment - principal and interest returned on repayment / due at maturity. 0 Christopher Bradshaw- principal R-Cubed Charlotte Builders LLC BORROWER PROJECT SUMMARY I 1617 NORTH DAVIDSON STREEF 44, CHARLOTTE, NC 28206 First Lien Loan Position Projected Term Loan To ARV Loan Amount Investors $938,000 As Complete (ARV) Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps toanTo ARYSeore 0 Quality of valuation Report Skin-In-the-Game 0 Location Borrower Experience Borrower Commitment 0 10/15/2019 Purchase Date Loan To Total $200,000 68.0%

PS-672

# PROJECT SUMMARY | 5250 PAMELA DRIVE, DOUGLASVILLE, GA 30135

D



| Rate | Projected Term | Loan To Value | Loan Amount | Investors |
|---|---|---|---|---|
| 13% | 12 months | 65.1% | $167,540 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Refinance - Cash Out | First Lien | $167,540 | Balloon payment - principal and interest returned on repayment / due at maturity. |

**BORROWER**

SavingSmart LLC
Brittany Taylor - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$258,000
$460
Total Project Costs
$257,540
GROUNDFLOOR
$167,540
$90,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $258,000 | Loan To ARV | 68.2% |
| Purchase Date | 01/08/2016 | Loan To Total Project Cost | 65.1% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
10
10
Quality of Valuation Report
4
4
Skin-in-the-Game
7
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$258,000

Certified Independent Appraisal

Broker's Price Opinion

Borrower Provided Appraisal

Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
5250 Pamela Drive
Wood Workz
Google
Map data ©2019
Terms of Use
Report a map error

Address: 5250 PAMELA DRIVE, DOUGLASVILLE, GA 30135

The property is being used as collateral for a loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower's skin-in-the-game.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needs to refinance this loan on October 16, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now been refinanced for this property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- The property is being used as collateral for a loan. No substantial work is being done on the property, and the majority of the collateral is represented by the Borrower's skin-in-the-game. As a result, there will be little to no "cushion" and the Borrower will repay the Groundfloor loan by selling the property or refinancing it.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### SAVINGSMART LLC

DATE OF FORMATION ★

08/29/2018

FINANCIAL DATA
Reporting date: 09/30/19

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2018

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Brittany Taylor

FOCUS

Other

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2018

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 0 | $0 | N/A | $0 |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

On Time Repayment 0 0 Loans Funded 0 Fix & Flip $35.4K Revenue GD $52.5K Average Total Project Costs 0 3 months Average Project Time 0 6 Per Year 0 0 Loans Repaid GD N/A 51.7% Gross Margin % 0 Completed Projects 0 Revenue 0 PROJECTS/REVENUE Reporting period, 2018 BROWN COMMUNITY BUILDERS, -BCB, FINANCIAL DATA LLC Reporting date 09/30/19 DATE OF FORMATION* Value of Properties 0 Total Debt 0 Completed Projects Average Project FOCUS HISTORICAL AVERAGES Reporting period: three years ending.. GROUNDFLOOR HISTORY* PRINCIPAL Akia Brown 0 16 Unsold Inventory (I) Aged Inventory 0 $1.3M $150K 04/01/2009 3 $ 106.4K UNLESS NOTED WITHA . INFORMATION BELOW ISSUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE BORROWER SUMMARY The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title Insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on October 17, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we;’“us:’ or ‘bur”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion GD Game 0 $167,950 GROUNDFLOOR FINANCIAL OVERVIEW Click here to view the LRO Agreement E INVEST NOW 12 months 11% $167,950 First Lien Purchase & Renovation BORROWER Balloon payment - principal and interest returned on repayment/due at maturity. Total Loan Amount Repayment Terms Loan Position Purpose 0 $167,950 70.0% Investors Loan Amount Projected Term Loan To ARV Rate Brown Community Builders - BCB LLC Akia Brown - principal PROJECT SUMMARY I 29215 HERITAGE COURT, SOUTHFIELD, MI 43076 $240,000 As Complete (ARV) PROPERTY DESCRIPTION The Borrower intends to use the loan proceeds to purchase and renovate the property Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Address, 29275 HERITAGE COURT, SOUTHFIELD, MI 48076 ” Fi n(k) ial Center W 12 Mile Rd C.., det#2.9(91);ennTaiLl: TOtte /29275 Heritage Court View larger rnap INVEST NOW Click here toview the LRO Agreement Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Loan To ARV Score 0 Quality of Valuation Report Skin-in-the-Game 0 Location Borrower Experience Borrower Commitment 0 10 (4) 10 (8) (1) 10/17/2019 Project Cost 0 Purchase Date Loan To Total 85.7% $133,000 70.0% After RepairValue (ARV) 0 2,10,000

PS-674

# PROJECT SUMMARY | 102 TIFFANY LANE, WILLINGBORO, NJ 08046

D



## BORROWER

The Franklin Group LLC
William Franklin - principal

| Rate | Projected Term | Loan To ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 12.2% | 12 months | 70.1% | $185,690 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Purchase & Renovation | First Lien | $185,690 | Monthly payment - interest returned monthly, principal due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$265,000
$37,310
Total Project Costs
$227,690
GROUNDFLOOR
$185,690
$42,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $171,200 | Loan To ARV | 70.1% |
| Purchase Date | 10/17/2019 | Loan To Total Project Cost | 81.0% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$265,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
TWIN HILL PAR
102 Tiffany Lane
Google
Map data ©2019 Terms of Use Report a map error

**Address:** 102 TIFFANY LANE, WILLINGBORO, NJ 08046

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on October 17, 2019 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not completed or sold any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not yet completed or sold any projects. As such, the Principal's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### THE FRANKLIN GROUP LLC

DATE OF FORMATION ★

10/30/2018

FINANCIAL DATA
Reporting date: 09/30/19

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2018

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

### PRINCIPAL

William Franklin

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2018

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 0 | $0 | N/A | $0 |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29,2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform, SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing coststypically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to purchase this property on October 15, 2019 by Groundfloor Finance Inc. (“Groundfloor,” “we;’“us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continueto administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied, The Borrower has not completed or sold any projects in the past year As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS 11/16/2018 DATE OF FORMATION* TEPTCON LLC Fix & Flip FOCUS $50.2K 5 months 0 Loans Repaid 0 N/A Loans Funded 0 0 On Time Repayment 0 Gross Margin % 0 Completed Projects 0 Revenue 0 PROJECTS/REVENUE Reporting period 2018 Average Project Time 0 HISTORICAL AVERAGES Reporting period. three years ending 2018 I GROUNDFLOOR HISTORY* APRINCIPAL Erica Williams N/A 0 0 $0 0 Unsold Inventory 0 Aged Inventory 0 $0 FINANCIAL DATA reporting date:09/30/19 Value of Properties 0 Total Debt 0 $0 Average Total Project Costs 0 $105K Completed Projects Average Project Revenue 0 Per Year 0 UNLESS NOTFDWITH A INFORMATION BELOW ISSUPPLIED BY THE BORROWER AND IS NOT VERIFIED. 80.0 ERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW melee” tareTo”.ast %re= vv"er ATLANTA (C) Address: 36 BOWEN AVENUE SOUTHEAST, ATLANTA, GA 30315 PROPERTY DESCRIPTION VALUATION REPORTS Loan To ARV Score 0 10 Quality of Valuation Report 4 Skin-in-the-Game 0 10 Location Borrower Experience Borrower Commitment 0 The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion 0 Game 0 8234,470 11 $40,530 275,000 $42,000 Total Project Costs 0 After Repair Value IARVI 0 FINANCIAL OVERVIEW Purchase & Renovation Total Loan Amount Repayment Terms 0 Investors $192,470 Loan Amount First Lien Loan Position Projected Term Loan ToARV PROJECT SUMMARY I 36 BOWEN AVENUE SOUTHEAST, ATLANTA, GA 30315 Teptcon LLC Erica Williams - principal BORROWER INVEST NOW Click here to view the LRO Agreement Balloon payment - principal and interest returned on repayment / due at maturity. $192,470 Purpose 11% Rate 70.0% 12 months $275,000 As Complete (ARV) Click here to view the LRO Agreement Goo,,L A r N 0 0 D Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Ihndent Appraisal, 110/15/2019 Loan To Total Project Cost 0 Purchase Date 181.4% $155,000 Purchase Price 0 70.0%

PS-676

Average Project Average Total Time Project Costs 0 Completed Projects Average Project Per Year 0 Revenue 0 HISTORICAL AVERAGES Reporting period. threeyears ending 201B PRINCIPAL Claretta Chapman FOCUS Buy & Hold Loans Funded 0 On Time Repayment 0 $0 Loans Repaid 0 GROUNDFLOOR HISTORY* The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ’Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at the time of close. CLOSING CONDITIONS The Borrower was advanced the money it needed to begin renovation of this property on October 17,2019 by Groundfloor Finance Inc. (“Groundfloor: ‘we,” ’‘us/ or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fullysubscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not completed or sold any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. The Principal has not yet completed or sold any projects. As such, the Principal’s average revenue, costs, and margins cannot be calculated. The Borrower is using $10,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan. Please consult the Offering Circular for further discussion of general risk factors. PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS E COMPANY RAVED NO ROLE IN THE PREPARATION SAW OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE .TA CONTAINEDTHEREIN IS HELPFUL, WE DO NOT USE IT ’,THE SOLE BASIS FORA FUNDING DECISION_ N/A $0 N/A N/A 0 0 $0 $0 $0 07/15/2015 Unsold Inventory Aged Inventory (one) Gross Margin % 0 0 Completed Projects 0 Revenue 0 PROJECTS/ REVENUE Reporting period.018 FINANCIAL DATA Reporting date: 00/20/10 Value of Properties 0 Total Debt 0 L & M REMODELING, CORP DATE OF FORMATION * UNLESS NIXED WI. , INFORMATION BELOW IS SUPPLIED BY(-)F. BORROWER ANC) IS NM(-)VERIFIED BORROWERS REPRESENT ANDWAISPANT THAT INFORMATIONISLIIPPLIED ISACCURATE. BORROWER SUMMARY jorger 2 (2).(-) Click here toview the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to renovate the property. Upon completion, the Borrower intends to refinance the property to repay the Croundfloor loan. Address: 1401 SOUTH AVERS AVENUE, CHICAGO, IL 60623 Theodore Herz! Elemental(-)2,Mo! SILK I ego, A29E**Is Avers Avenue _” 91411ard 111p1/101 South PROPERTY DESCRIPTION VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-in-the- First Lien Loan Cushion 0 came O $30,860 FINANCIAL OVERVIEW L & M Remodeling Corp Claretta Chapman - principal Total Loan Amount Repayment Terms BORROWER Click hereto view the LRO Agreement INVEST NOW $209,140 77.0% 12 months 0 Projected Term Loan To ARV PROJECT SUMMARY I 1401 SOUTH AVERS AVENUE, CHICAGO, IL 60623 9% Rate Loan Amount Investors $300,000 As Complete (ARV) $209,140 GROUNDFLOOR Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Loan To ARV Score 0 Quality of Valuation Report Skinoin-the-Game0 Location Borrower Experience Borrower Commitment 0 03/11/2013 Loan, Total Project Coat 0 Purchase Date 178.6% $70,000 Pmdase Price 0 77.0% Total Project Costs 0 $269,140 After Repair Value (ARV) 0 300.000 First Lien Refinance - Rehab Loan Position Purpose Balloon payment - principal and interest returned on repayment / due at maturity. $209,140

PS-677

The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No 66 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. SEC FILING INFORMATION GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ’spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. Thevvse closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDELOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. DEVELOPER FEES Loan is conditioned upon a clean title search and valid title insurance at thetime of close. CLOSING CONDITIONS a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. The Borrower was advanced the money it needed to purchase this property on October 16,2019 by Croundfloor Finance Inc. (“Croundfloor;’“we,”“us; or “our”) or PROJECT SPECIFIC RISK FACTORS MISCELLANEOUS On Time Repayment 0 0 Loans Funded 0 HISTORICAL AVERAGES Reporting period: threeyears ending 2018 (-)1 30.0% Gross Margin% 0 40 GROUNDFL0012 HISTORY* 95 $6M APRINCIPAL Jorge Rojas 06/16/2012 0 Unsold Inventory 0 Aged Inventory 0 $3M $4M Completed Projects Average Project FOCUS Buy & Hold $100K Average Total Project Costs $150K Revenue 0 3 months Average Project Time 0 50 Per year 0 0 Loans Repaid 0 N/A ORLANDO WHOLESALE HOUSES, LLC PROJECTS/REVENUE Reporting period: 2018 FINANCIAL DATA Reporting date 09/30/19 Value of Properties 0 Total Debt 0 Completed Projects 0 Revenue 0 DATE OF FORMATION* BORROWER SUMMARY UNLESS NOTED WITH A . INFORMATION BELOW ISSUPPLIED BY THE BORROWER ARDIS NOT VERIFIED. BORROWERS REPRESENITAND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE ,1;’,’sn 9 “.(1)11;11,1?..gt... woonamae e”. Click here to view the LRO Agreement INVEST NOW The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Croundfloor loan. Address, 2100 EAST TRIANGLE DRIVE, LONGWOOD, FL 32779 PROPERTY DESCRIPTION VALUATION REPORTS The following factors determine in part how the loan was graded: (in descending order of importance) GRADE FACTORS Skin-In-the- First Lien Loan cushion 0 Game 0 $49,500 $49,640 FINANCIAL OVERVIEW Click here to view the LRO Agreement $229,860 Monthly payment - interest returned monthly, principal due at maturity. Orlando Wholesale Houses LLC Loan Position 0 Purpose Total Loan Amount Repayment Terms 69.9% INVEST NOW Jorge Rojas - principal 12 months 8.3% Investors Loan Amount Projected Term Loan ToARV Rate First Lien Purchase & Renovation BORROWER PROJECT SUMMARY I 2100 EAST TRIANGLE DRIVE, LONGWOOD, FL 32719 $329,000 As Complete (ARV) o2100 East Triangle Drive York Ct Purls 9 View larger may; Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps Loan ToARV Score 0 Quality of Valuation Report Skin-in-the-Game 0 Location Borrower Experience Borrower Commitment 0 10 8 (5) 10 10/16/2019 Project Cost C.) Purchase Dace Loan To Total 81.7% $239,900 Purchase Price 0 69.9% Total Project Costs 0 9279,360 29,000 Alter Repair Value (ARV) 0

PS-678

*               *               *

Financial Statements

The following consolidated financial statements for the periods ended June 30, 2019, December 31, 2018 and December 31, 2017 and the notes thereto are added to the Offering Circular starting on page F-1:

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Condensed Consolidated Financial Statements

June 30, 2019 and 2018

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

Condensed Consolidated Financial Statements (unaudited)

Condensed Consolidated Balance Sheets (unaudited)	F-1

Condensed Consolidated Statements of Operations (unaudited)	F-2

Condensed Consolidated Statements of Stockholders’ Deficit (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows (unaudited)	F-4

Notes to Condensed Consolidated Financial Statements	F-6

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	Unaudited	Audited
	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash	$2,047,549	$1,069,392
Loans to developers, net	54,201,956	38,761,717
Interest receivable on loans to developers	2,752,228	1,821,073
Other current assets	85,604	484,391
Total current assets	59,087,337	42,136,573
Property, equipment, software, website, and intangible assets, net	847,081	813,104
Other assets	42,604	63,906
Total assets	$59,977,022	$43,013,583
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,714,598	$2,493,158
Accrued interest on limited recourse obligations	2,064,367	1,372,474
Limited recourse obligations, net	44,126,772	31,719,205
Revolving credit facility	5,281,294	5,493,605
Convertible notes	645,000	1,800,000
Short-term notes payable	6,086,814	2,925,082
Total current liabilities	59,918,845	45,803,524
Other liabilities	139,693	60,765
Total liabilities	60,058,538	45,864,289

Stockholders’ deficit:
Common stock, no par, 5,000,000 shares authorized, 2,091,153 and 1,732,585 issued and outstanding	10,830,464	6,125,264
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,259,821	1,083,572
Accumulated deficit	(19,742,767)	(17,630,508)
Stock subscription receivable	(560)	(560)
Total stockholders’ deficit	(81,516)	(2,850,706)
Total liabilities and stockholders’ deficit	$59,977,022	$43,013,583

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	Unaudited
	Six Months Ended June 30,
	2019	2018
Non-interest revenue:
Origination fees	$1,216,642	$415,741
Loan servicing revenue	752,162	416,892
Total non-interest revenue	1,968,804	832,633
Net interest income:
Interest income	2,854,020	1,229,386
Interest expense	(2,245,280)	(1,008,149)
Net interest income	608,740	221,237
Net revenue	2,577,544	1,053,870
Cost of revenue	(328,706)	(158,378)
Gross profit	2,248,838	895,492
Operating expenses:
General and administrative	940,396	971,678
Sales and customer support	1,264,973	1,012,967
Development	356,836	259,812
Regulatory	189,068	168,154
Marketing and promotions	591,799	916,830
Total operating expenses	3,343,072	3,329,441
Loss from operations	(1,094,234)	(2,433,949)
Interest expense	1,018,025	411,413
Net loss	$(2,112,259)	$(2,845,362)

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders’ Deficit

	Series A		Series Seed
	Convertible		Convertible				Additional		Stock	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Deficit
Stockholders’ deficit as of December 31, 2017 (audited)	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018 (audited)	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)
Shares issued in the 2019 Common Stock Offering, net of offering costs	-	-	-	-	213,345	3,412,567	-	-	-	4,701,460
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	143,223	1,288,893	-	-	-	4,562,634
Exercise of stock options	-	-	-	-	2,000	3,740	-	-	-	3,740
Share-based compensation expense and warrants	-	-	-	-	-	-	176,249	-	-	176,249
Net loss	-	-	-	-	-	-	-	(2,112,259)	-	(2,112,259)
Stockholders’ deficit as of June 30, 2019 (unaudited)	747,373	$4,962,435	568,796	$2,609,091	2,091,153	$10,830,464	$1,259,821	$(19,742,767)	$(560)	$(81,516)

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(2,112,259)	$(2,845,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	254,269	154,311
Share-based compensation	74,634	152,400
Noncash interest expense	97,587	8,518
Loss (gain) on sale of real estate owned	-	20,585
Origination of loans held for sale	(6,478,955)	-
Proceeds from sales of loans held for sale	6,478,955	-
Conversion of beneficial interests	198,723	181,347
Changes in operating assets and liabilities:
Other current assets	36,634	(58,939)
Interest receivable on loans to developers	(2,769,347)	(1,047,570)
Accounts payable and accrued expenses	(565,740)	(246,155)
Accrued interest on limited recourse obligations	2,192,469	1,029,773
Net cash used in operating activities	(2,593,030)	(2,651,092)
Cash flows from investing activities
Loan payments to developers	(33,864,787)	(15,704,100)
Repayments of loans from developers	20,236,326	11,535,848
Proceeds from sale of properties held for sale	301,067	1,057,621
Purchases of computer equipment and furniture and fixtures	(11,757)	(76,952)
Payments of software and website development costs	(276,489)	(228,622)
Net cash used in investing activities	(13,615,640)	(3,416,205)
Cash flows from financing activities
Proceeds from limited recourse obligations	33,802,754	15,313,410
Repayments of limited recourse obligations	(22,786,960)	(13,253,673)
Payment of deferred financing costs	(10,000)	-
Borrowings from the revolving credit facility	24,309,980	11,858,765
Repayments on the revolving credit facility	(24,522,291)	(10,684,404)
Proceeds from GROUNDFLOOR Notes	9,686,010	-
Repayments from GROUNDFLOOR Notes	(6,410,250)	-
Proceeds from issuance of shares in the 2019 Common Stock Offering, less offering costs	3,213,844	-
Proceeds from issuance of shares in the 2018 Common Stock Offering, less offering costs	-	3,571,573
Exercise of stock options	3,740	2,998
Repayments of shareholder loan	(100,000)	-
Net cash provided by financing activities	17,186,827	6,808,669
Net increase (decrease) in cash	978,157	741,372
Cash as of beginning of the period	1,069,392	1,354,170
Cash as of end of the period	$2,047,549	$2,095,542
Supplemental cash flow disclosures:
Cash paid for interest	$659,602	$319,865

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	Unaudited
	Six Months Ended June 30,
	2019	2018
Supplemental disclosure of noncash investing and financing activities:
Conversion of convertible notes payable and accrued interest converted into common stock	1,288,893	-
Issued warrants in connection with the note payable	101,615	54,500

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed their name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed their name to Groundfloor Finance Inc. The accounting effects of these conversions are reflected retrospectively in the Condensed Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

GROUNDFLOOR formed Groundfloor Properties GA LLC (“Groundfloor GA”) in August 2013 for the purpose of issuing nonrecourse promissory notes (“Georgia Notes”) corresponding to commercial real estate loans entered into by Groundfloor GA to residents of Georgia. Groundfloor GA began offering these investment opportunities to residents of Georgia through the Platform in November 2013.

Following the qualification of the Company’s first offering statement on Form 1-A on August 31, 2015, the Company began a multistate offering of limited recourse obligations (“LROs”) to Investors corresponding to commercial loans for real estate development projects financed by the Company. The Company does not intend to issue any additional Georgia Notes.

The Company believes this method of real estate financing has many advantages including reduced Project origination costs, lower interest rates for Developers, and attractive returns for Investors.

Basis of Presentation and Liquidity

The Company’s Condensed Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Condensed Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of issuance date, the Company closed on approximately $3,000,000 in equity financing, see Note 13, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Condensed Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Condensed Consolidated Financial Statements. In addition, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company simultaneously enters into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on the whole loan sale, based on the net proceeds from the whole loan sale, minus the net investment in the loans being sold. All origination fees incurred in the origination process are recognized directly to Condensed Consolidated Statements of Operations and recorded to “Origination fees”.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options or warrants, to be recognized in the Consolidated Statements of Operations based on its fair value at the measurement date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Recent Accounting Pronouncements

The Company has evaluated the recent pronouncements issued since filing its annual audited Consolidated Financial Statements for the year-ended December 31, 2018 and believes that none of them will have a material effect on the Company’s Condensed Consolidated Financial Statements.

NOTE 2:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of June 30, 2019 and December 31, 2018, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$4,229,547	$-	$-	$4,229,547
B	13,939,374	176,980	-	14,116,354
C	24,308,688	2,322,585	517,791	27,149,064
D	7,551,527	746,100	228,000	8,525,627
E	681,364	-	-	681,364
F	-	-	-	-
G	-	-	-	-
Carrying amount as of June 30, 2019	$50,710,500	$3,245,665	$745,791	$54,701,956

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2:	LOANS TO DEVELOPERS, NET (continued)

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of June 30, 2019, the Company placed Loans of $4,050,000 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$50,710,500	$40,000	$50,670,500
Less than 90 days past due	1,959,951	50,000	1,909,951
More than 90 days past due	2,031,505	410,000	1,621,505
Total as of June 30, 2019	$54,701,956	$500,000	$54,201,956

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2:	LOANS TO DEVELOPERS, NET (continued)

Impaired Loans

The following is a summary of information pertaining to impaired loans as of June 30, 2019:

Balance
Nonaccrual loans	$3,315,210
Fundamental default not included above	745,790
Total impaired loans	4,050,000

Interest income recognized on impaired loans	$479,000

The following table presents an analysis of information pertaining to impaired loans as of June 30, 2019:

Balance
Principal loan balance	$4,205,040

Recorded investment with no allowance	3,300,000
Recorded investment with allowance	750,000
Total recorded investment	$4,050,000

Related allowance	500,000
Average recorded investment	$180,000

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,495,120

Recorded investment with no allowance	2,146,000
Recorded investment with allowance	887,000
Total recorded investment	$3,033,000

Related allowance	500,000
Average recorded investment	$230,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2:	LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

The following table presents “Loans to developers, net” by performance state as of June 30, 2019 and December 31, 2018:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$50,710,500	$-	$50,710,500
Workout	3,245,665	100,000	3,145,665
Fundamental default	745,791	400,000	345,791
Total as of June 30, 2019	$54,701,956	$500,000	$54,201,956

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2:	LOANS TO DEVELOPERS, NET (concluded)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended June 30, 2019 and December 31, 2018:

Balance
Balance, December 31, 2018	$500,000
Allowance for loan loss	100,000
Loans charged off	(100,000)
Outstanding as of June 30, 2019	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, June 30, 2019	$500,000
Loans:
Individually evaluated for impairment	$750,000
Collectively evaluated for impairment	3,300,000
Balance, June 30, 2019	$4,050,000

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, December 31, 2018	$500,000
Loans:
Individually evaluated for impairment	$887,000
Collectively evaluated for impairment	2,146,000
Balance, December 31, 2018	$3,033,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3:	OTHER CURRENT ASSETS

“Other current assets” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Other real estate owned	$34,924	$418,379
Unbilled servicing revenue	25,127	25,127
Prepaid expenses	21,300	21,300
Other	4,253	19,585
Other current assets	$85,604	$484,391

NOTE 4:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Software and website development costs	$1,581,482	$1,304,993
Less: accumulated amortization	(946,701)	(725,255)
Software and website development costs, net	$634,781	$579,738

	June 30,	December 31,
	2019	2018
Computer equipment	$99,516	$96,165
Leasehold improvements	12,529	12,530
Furniture and fixtures	142,955	134,548
Office equipment	45,548	45,548
Property and equipment	300,548	288,791
Less: accumulated depreciation and amortization	(111,748)	(79,925)
Property and equipment, net	$188,800	$208,866

	June 30,	December 31,
	2019	2018
Domain names	$30,000	$30,000
Less: accumulated amortization	(6,500)	(5,500)
Intangible assets, net	$23,500	$24,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the six months ended June 30, 2019 and 2018 was $254,269 and $154,311, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 5:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at June 30, 2019 and December 31, 2018, consists of the following:

	June 30,	December 31,
	2019	2018
Trade accounts payable	$465,437	$762,148
Deferred revenue	1,069,950	867,950
Accrued interest expense	149,374	360,325
Accrued employee compensation	29,837	80,243
Accrued contractor compensation	-	-
Other	-	422,492
Accounts payable and accrued expenses	$1,714,598	$2,493,158

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 6:	REVOLVING CREDIT FACILITY

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement provided for revolving loans up to a maximum aggregate principal amount of $1,500,000. The Revolver will be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission (“SEC”).

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement (the “First Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. Collateral security for the Revolver includes all property of the underlying loan, upon which a lien is created in favor of the lender. The First Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $1,500,000 to $2,500,000. The other terms of the credit facility remain unchanged.

On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement (the “Second Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Second Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $2,500,000 to $3,500,000. The other terms of the credit facility remain unchanged.

On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) which amended the existing credit agreement dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Third Amendment amended the credit agreement to increase the Revolving Credit Commitments thereunder from $3,500,000 to $4,500,000. In connection with the Third Amendment the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is November 1, 2019. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date.

As of June 30, 2019, the Company had $217,000 of available borrowings and $5,500,000 outstanding under the Revolver as presented within Revolving credit facility on the Condensed Consolidated Balance Sheets. As of June 30, 2019, the Company reflected $1,667 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Condensed Consolidated Balance Sheets. Amortization of these costs was $5,000 and $833 for the six months ended June 30, 2019 and 2018, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $44,400 and $111,288 at June 30, 2019 and December 31, 2018, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at June 30, 2019.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 7:	CONVERTIBLE NOTES

From March 2017 to May 2017, the Company issued subordinated convertible notes (the “Subordinated Convertible Notes”) to Investors for total proceeds of $825,000. The Subordinated Convertible Notes bear interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of September 24, 2018, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note. On October 27, 2017, the amended and restated subordinated convertible note agreement and the note amendment agreement amended the subordinated convertible note purchase agreement dated March 24, 2017, and Subordinated Convertible Notes issued thereunder (as amended, the “Restated Subordinated Convertible Notes”), respectively. Pursuant to the Restated Subordinated Convertible Notes, the outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “New Maturity Date”). The interest rate of 8% per annum remained unchanged.

From October 2017 to December 2017, the Company issued Restated Subordinated Convertible Notes to Investors for total proceeds of $1,225,000. The outstanding principal and all accrued but unpaid interest is due and payable on the New Maturity Date. In the event of a closing of a Qualified Financing prior to the New Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of stock issued in the financing at a price per share equal to 75% of the price per share of the financing. The indebtedness represented by the Restated Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note.

In 2018, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and $27,617 in accrued interest at a 10% discount into 30,847 shares of common stock. The Company recorded $30,847 to interest expense as a result of the beneficial conversion.

In 2019, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $1,155,000 in principal and $133,894 in accrued interest at a 10% discount into 143,223 shares of common stock. The Company recorded $143,223 to interest expense as a result of the beneficial conversion.

Accrued interest on the Restated Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Condensed Consolidated Balance Sheets, was $85,662 at June 30, 2019 and $186,426 at December 31, 2018.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8:	NOTES PAYABLE

On January 11, 2017, the Company entered into a promissory note and security agreement (the “Note”) for a principal sum of $1,000,000. We paid an origination fee of $10,000 concurrently with the funding of the principal of the Note. We subsequently entered into an amendment to the Note extending the payment schedule for a $5,000 amendment fee, a second amendment increasing the principal amount outstanding to $2,000,000 for a $30,000 amendment fee, a third amendment further extending the repayment schedule among other terms described below for a $10,000 amendment fee, and a fourth amendment further extending the repayment schedule amount other terms described below for a $10,000 amendment fee. The amendment fees were deferred and amortized over the life of the Note.

The Note incurs interest at a rate of 8.0% per annum from January 11, 2017 until September 30, 2017, and 14.0% per annum from October 1, 2017, until payment in full of the Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The Note must be repaid as follows: (i) $50,000, plus any accrued but unpaid interest thereon, commencing on April 30, 2019, and each month thereafter, (ii) $1,000,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019, and (iii) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2020.

The Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the Note shall increase by 7.0%. As collateral security for the Note, the Company granted first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s Revolver; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by the Company or one of its subsidiaries; and (iii) the equity interest in any subsidiary formed by the Company for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the Note, the Company agreed to issue a warrant for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the Note in connection with the third amendment to the Note is $2.40.

As of June 30, 2018, the principal sum of $1,650,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Condensed Consolidated Balance Sheets net of deferred financing fees of $8,333, and debt discount of $84,020, amortizable over the amended term of the Note. Amortization of these costs was $89,695 for the six months ended June 30, 2019.

Accrued interest on the Note, presented within “Accounts payable and accrued expenses” in the Company’s Condensed Consolidated Balance Sheets, was $19,290 and $62,611 at June 30, 2019 and December 31, 2018, respectively.

The Note includes financial covenants that may trigger events of default or principal acceleration. The Company failed to comply with all the financial covenants during the six months ended June 30, 2019. Prior to the filing date of the Condensed Consolidated Financial Statements, the Company secured a waiver to prevent a default event and principal acceleration.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8:	NOTES PAYABLE (concluded)

In 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions. During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and terms of 30 and 90 days. As of June 30, 2019 and December 31, 2018, the principal sum of $4,556,860 and $1,281,100, respectively, remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $34,573 and $4,100 at June 30, 2019 and December 31, 2018, respectively.

NOTE 9:	STOCKHOLDERS’ (Deficit) EQUITY

Capital Structure

Authorized Shares - As of June 30, 2019, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

2019 Common Stock Offering

On January 11, 2019, the Company launched an offering of our common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the Security and Exchange Commission (the “2019 Common Stock Offering”). We are offering up to 900,000 shares of our common stock at $15 per share, with a minimum investment of $150, or 10 shares of common stock. As of June 30, 2019, we have issued 189,592 shares of common stock in the 2019 Common Stock Offering for $2,638,600 in proceeds.

2018 Common Stock Offering

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,670. The Company incurred offering costs of $125,000 related to the 2018 Common Stock Offering. During the year ended December 31, 2018, the Company recorded $150,500 in beneficial interest related to the bonus shares issued in connection with the 2018 Common Stock Offering to “General and administrative” in the Company’s Consolidated Statement of Operations. In conjunction with the 2018 Common Stock Offering, the Company converted one noteholder’s outstanding restated subordinated convertible notes payable and accrued interest totaling $277,617 into 30,847 shares of common stock.

In January 2019, various noteholder’s converted outstanding restated subordinated convertible notes payable and accrued interest totaling $1,288,893 into 143,210 shares of common stock as triggered by the 2018 Common Stock Offering.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 9:	STOCKHOLDERS’ (Deficit) EQUITY (continued)

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 9:	STOCKHOLDERS’ (Deficit) EQUITY (concluded)

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options and restricted stock awards. During the six months ended June 30, 2018 the Company increased the shares available for common stock issuance under the Plan by 150,000. As of June 30, 2019, the Company reserved a total of 400,000 shares of common stock for issuance under the Plan. Of these shares, 80,321 shares are available for future stock option grants as of June 30, 2019.

During the six months ended June 30, 2019, the Company issued 26,500 stock options and 2,000 stock options were exercised.

As of June 30, 2019, there was approximately $595,330 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.3 years.

During the six months ended June 30, 2018, the Company issued 36,750 stock options and 1,249 stock options were exercised.

As of June 30, 2018, there was approximately $290,600 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.2 years.

The Company recorded $0 and $9,950 in non-employee and $74,634 and $127,000 in employee share-based compensation expense during 2019 and 2018, respectively.

NOTE 10:	STOCK OPTIONS & WARRANTS

Warrants

The Company issued 7,500 warrants during the six months ended June 30, 2019, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The warrants were issued in conjunction with the Note. The warrants were recorded for $101,615 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and $88,235 was amortized to interest expense in the six months ended June 30, 2019.

The Company issued 8,000 warrants during the six months ended June 30, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The warrants were issued in conjunction with the Note. The warrants were recorded for $54,500 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and $15,500 was amortized to interest expense in the six months ended June 30, 2018.

None of the warrants have been exercised as of June 30, 2019.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 10:	STOCK OPTIONS & WARRANTS (concluded)

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2019. Therefore, no United States federal, state, or foreign income taxes are expected for 2019 and none have been recorded as of June 30, 2019.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018. Under Accounting Standards Codification 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Condensed Consolidated Statements of Operations. However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the six months ended June 30, 2019.

NOTE 11:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s Note holder, ISB Development Corp, is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (the “Note”) and subsequent amendments. See Note 8 for further discussion and disclosure associated with the Note.

NOTE 12:	SUBSEQUENT EVENTS

As of July 31, 2019, the Company has closed on approximately $3,000,000 on the 2019 Common Stock Offering.

On August 8, 2019, the Company and ACM Alamosa DA LLC amended the Revolver to increase the Revolving Credit Commitments thereunder from $5,500,000 to $8,500,000.

Subsequent events were evaluated through September 20, 2019, the date the Condensed Consolidated Financial Statements were available to be issued.

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018 and 2017

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2018 and 2017

Independent Auditors’ Report

The Board of Directors

Groundfloor Finance Inc. and Subsidiaries

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Groundfloor Finance Inc. and Subsidiaries as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception. Those conditions raise substantial doubt about its ability to continue as a going concern as of December 31, 2018. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Hughes Pittman & Gupton, LLP
Raleigh, North Carolina
March 21, 2019

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash	$1,069,392	$1,354,170
Loans to developers, net	38,761,717	18,899,485
Interest receivable on loans to developers	1,821,073	1,354,533
Other current assets	484,391	344,768
Total current assets	42,136,573	21,952,956
Property, equipment, software, website, and intangible assets, net	813,104	481,047
Other assets	63,906	-
Total assets	$43,013,583	$22,434,003
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$2,493,158	$1,850,157
Accrued interest on limited recourse obligations	1,372,474	1,133,008
Limited recourse obligations, net	31,719,205	15,925,524
Revolving credit facility	5,493,605	3,000,179
Convertible notes	1,800,000	2,050,000
Short-term notes payable	2,925,082	-
Total current liabilities	45,803,524	23,958,868
Other liabilities	60,765	-
Long-term notes payable	-	1,699,259
Total liabilities	45,864,289	25,658,127
Commitments and contingencies (See Note 14)
Stockholders’ (deficit) equity:
Common stock, no par, 5,000,000 shares authorized, 1,732,585 and 1,136,406 issued and outstanding	6,125,264	56,834
Series A convertible preferred stock, no par, 747,385 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series seed convertible preferred stock, no par, 568,796 shares designated, issued and outstanding (liquidation preference of $2,960,583)	2,609,091	2,609,091
Additional paid-in capital	1,083,572	677,929
Accumulated deficit	(17,630,508)	(11,529,853)
Stock subscription receivable	(560)	(560)
Total stockholders’ (deficit) equity	(2,850,706)	(3,224,124)
Total liabilities and stockholders’ (deficit) equity	$43,013,583	$22,434,003

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2018	2017
Non-interest revenue:
Origination fees	$1,183,583	$871,771
Loan servicing revenue	988,203	509,939
Total non-interest revenue	2,171,786	1,381,710
Net interest income:
Interest income	3,178,629	2,287,701
Interest expense	(2,460,454)	(1,921,693)
Net interest income	718,175	366,008
Net revenue	2,889,961	1,747,718
Cost of revenue	(423,776)	(251,431)
Gross profit	2,466,185	1,496,287
Operating expenses:
General and administrative	1,736,515	1,102,137
Sales and customer support	2,456,875	1,316,356
Development	1,006,840	658,844
Regulatory	193,538	457,844
Marketing and promotions	2,169,567	1,338,635
Total operating expenses	7,563,335	4,873,816
Loss from operations	(5,097,150)	(3,377,529)
Interest expense	1,003,505	707,956
Net loss	$(6,100,655)	$(4,085,485)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ (Deficit) Equity

	Series A		Series Seed							Total
	Convertible		Convertible				Additional		Stock	Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Subscription	(Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ equity as of December 31, 2016	747,373	$4,962,435	568,796	$2,609,091	1,131,070	$51,656	$497,866	$(7,444,368)	$(560)	$676,120
Exercise of stock options	-	-	-	-	5,336	5,178	-	-	-	5,178
Share-based compensation expense	-	-	-	-	-	-	180,063	-	-	180,063
Net loss	-	-	-	-	-	-	-	(4,085,485)	-	(4,085,485)
Stockholders’ deficit as of December 31, 2017	747,373	$4,962,435	568,796	$2,609,091	1,136,406	$56,834	$677,929	$(11,529,853)	$(560)	$(3,224,124)
Shares issued in the 2018 Common Stock Offering, net of offering costs	-	-	-	-	468,764	4,562,634	-	-	-	4,562,634
Shares issued in a private placement	-	-	-	-	125,000	1,500,000	-	-	-	1,500,000
Exercise of stock options	-	-	-	-	2,415	5,796	-	-	-	5,796
Share-based compensation expense and warrants	-	-	-	-	-	-	405,643	-	-	405,643
Net loss	-	-	-	-	-	-	-	(6,100,655)	-	(6,100,655)
Stockholders’ deficit as of December 31, 2018	747,373	$4,962,435	568,796	$2,609,091	1,732,585	$6,125,264	$1,083,572	$(17,630,508)	$(560)	$(2,850,706)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(6,100,655)	$(4,085,485)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	375,532	231,111
Share-based compensation	281,143	160,063
Noncash interest expense	73,388	69,676
Loss (gain) on sale of real estate owned	7,963	-
Origination of loans held for sale	(672,491)	(3,151,503)
Proceeds from sales of loans held for sale	672,491	3,151,503
Conversion of beneficial interests	181,347	-
Changes in operating assets and liabilities:
Other current assets	41,492	7,058
Interest receivable on loans to developers	(3,161,729)	(689,160)
Accounts payable and accrued expenses	731,383	894,862
Accrued interest on limited recourse obligations	2,439,597	526,449
Net cash used in operating activities	(5,130,539)	(2,885,426)
Cash flows from investing activities
Loan payments to developers	(45,914,339)	(25,104,481)
Repayments of loans from developers	26,131,470	18,620,453
Proceeds from sale of properties held for sale	1,818,857	-
Purchases of computer equipment and furniture and fixtures	(220,489)	(20,299)
Payments of software and website development costs	(487,100)	(292,052)
Net cash used in investing activities	(18,671,601)	(6,796,379)
Cash flows from financing activities
Proceeds from limited recourse obligations	43,135,416	28,032,146
Repayments of limited recourse obligations	(28,997,881)	(21,197,033)
Payment of deferred financing costs	(10,000)	(65,000)
Borrowings from the revolving credit facility	37,369,522	23,876,708
Repayments on the revolving credit facility	(34,870,261)	(23,627,941)
Proceeds from GROUNDFLOOR Notes	1,801,200	-
Repayments from GROUNDFLOOR Notes	(520,100)	-
Proceeds from issuance of shares in the 2018 Common Stock Offering, less offering costs	4,103,670	-
Proceeds from issuance of shares in a private placement	1,500,000	-
Exercise of stock options	5,796	5,178
Proceeds from issuance of restated subordinate convertible notes	-	2,050,000
Proceeds from issuance of shareholder loan	-	2,000,000
Repayments of shareholder loan	-	(250,000)
Net cash provided by financing activities	23,517,362	10,824,058
Net increase (decrease) in cash	(284,778)	1,142,253
Cash as of beginning of the period	1,354,170	211,917
Cash as of end of the period	$1,069,392	$1,354,170
Supplemental cash flow disclosures:
Cash paid for interest	$650,528	$509,908

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$2,071,840	$234,825
Write-down (recovery) of loans to developers, net and limited recourse obligations, net	438,660	44,015
Write-down (recovery) of interest receivable on loans to developers and accrued interest on limited recourse obligations	195,240	42,759
Conversion of convertible notes payable and accrued interest converted into common stock	277,617	-
Reduction to allowance for loan to developers and limited recourse obligations	90,000	60,000
Issued warrants in connection with the note payable	124,500	20,000

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed their name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed their name to Groundfloor Finance Inc. The accounting effects of these conversions are reflected retrospectively in the Consolidated Financial Statements. Groundfloor Holdings GA, LLC is the holder of the Revolver, as defined in Note 7. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate 2 LLC was created for the purpose of financing real estate in nine states. Groundfloor Real Estate, LLC is currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. GROUNDFLOOR’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

GROUNDFLOOR formed Groundfloor Properties GA LLC (“Groundfloor GA”) in August 2013 for the purpose of issuing nonrecourse promissory notes (“Georgia Notes”) corresponding to commercial real estate loans entered into by Groundfloor GA to residents of Georgia. Groundfloor GA began offering these investment opportunities to residents of Georgia through the Platform in November 2013.

Following the qualification of the Company’s first offering statement on Form 1-A on August 31, 2015, the Company began a multistate offering of limited recourse obligations (“LROs”) to Investors corresponding to commercial loans for real estate development projects financed by the Company. The Company does not intend to issue any additional Georgia Notes.

The Company believes this method of real estate financing has many advantages including reduced Project origination costs, lower interest rates for Developers, and attractive returns for Investors.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; and Groundfloor Real Estate 2, LLC (collectively the “Company” or “GROUNDFLOOR”). Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

As of issuance date, the Company closed on approximately $1,500,000 in equity financing, see Note 15, “Subsequent Events.”

There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 5.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when the funds are transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred.

Loan Servicing Revenue

The loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company simultaneously enters into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on the whole loan sale, based on the net proceeds from the whole loan sale, minus the net investment in the loans being sold. All origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”.

Interest Income on Loans to Developers and Interest Expense on Limited Recourse Obligations

The Company recognizes “Interest income” on Loans and “Interest expense” on the corresponding Investor Georgia Notes (if issued by Groundfloor GA) or LROs (if issued by Groundfloor Finance Inc.) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations, net” refers to both Georgia Notes and LROs. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. LROs are the Company’s currently registered securities. Both Georgia Notes and LROs represent similar obligations to the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2018 and 2017. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Loans to Developers and Limited Recourse Obligations

“Loans to developers, net” and the corresponding “Limited recourse obligations, net”, used to fund the Loans are originally recorded at outstanding principal. The interest rate associated with a Loan is the same as the interest rate associated with the corresponding Georgia Notes or LROs.

The Company’s obligation to pay principal and interest on a Georgia Note or LRO is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations, net” associated with uncollectable “Loans to developers, net”. Amounts collected related to a Loan default are returned to the Investors based on their pro rata portion of the corresponding Georgia Notes or LROs, if applicable, less collection costs incurred by the Company.

The Investors may remit funds through the Company’s online portal prior to the actual Loan being closed. These funds are held in an escrow account controlled by a major bank and are not recognized as a LRO until the Loan is closed and funds are transferred to the Developer, which occurs through an EFT transaction. Each Investor escrow account receives FDIC insurance coverage on cash balances subject to normal FDIC coverage rules.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers, net” and “Limited recourse obligations, net”, respectively, once the Loan has closed. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Nonaccrual and Past Due Loans

“Interest income” is accrued on the outstanding principal balance. The accrual of interest on “Loans to developers, net” and corresponding “Limited recourse obligations, net” is discontinued when, in management’s opinion, the borrower may be unable to make payments as they become due, unless the Loan is well secured and in the process of collection. “Interest income” and “Interest expense” on the “Loans to developers, net” and the corresponding “Limited recourse obligations, net” are discontinued and placed on nonaccrual status at the time the Loan is 90 days delinquent unless the Loan is well secured and in process of collection. The “Loans to developers, net” and corresponding “Limited recourse obligations, net” are charged off to the extent principal or interest is deemed uncollectible. Non-accrual Loans and Loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. All interest accrued, but not collected for “Loans to developers, net” and “Limited recourse obligations, net” that are placed on nonaccrual or charged off, is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Interest income collected on nonaccrual Loans is applied against principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreements. Impaired loans include Loans on nonaccrual status. When determining if the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement, the Company considers the borrower’s capacity to pay, which includes such factors as the borrower’s current financial position, an analysis of global cash flow sufficient to pay all debt obligations and an evaluation of secondary sources of repayment, such as collateral value and guarantor support. The Company individually assesses for impairment all nonaccrual Loans and all Loans in fundamental default. If a Loan is deemed impaired, a specific valuation allowance is allocated, if necessary, so that the Loan is reported net, at the present value of estimated future cash flows using the Loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis.

Allowance for Uncollectable Loans and Undeliverable Limited Recourse Obligations

Payments to holders of Georgia Notes or LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated Georgia Notes or LROs. The Company recognizes a reserve for uncollectable Loans and corresponding reserve for undeliverable Georgia Notes or LROs in an amount equal to the estimated probable losses net of recoveries. The allowance is based on management’s estimates and analysis of historical bad debt experience, existing economic conditions, current loan aging schedules, and expected future write-offs, as well as an assessment of specific, identifiable Developer accounts considered at risk or uncollectible. Expected losses and actual charge-offs on Loans are offset to the extent that the Loans are financed by Georgia Notes or LROs, as applicable, that effectively absorb the related Loan losses.

“Loans to developers, net” are presented net of a reserve for doubtful accounts of $500,000 and $640,000 as of December 31, 2018 and 2017, respectively. “Limited recourse obligations, net” are presented net of a reserve for doubtful accounts of $500,000 and $590,000 as of December 31, 2018 and 2017, respectively. As of December 31, 2017, $50,000 of the reserve for doubtful accounts is attributed to Loans funded directly by the Company, which have not been funded by Investors.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed, it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, which is generally three years. Capitalized internal use software development costs consist of employee compensation and fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of the Company’s website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible Assets

Intangible assets consist of acquired domain names. The Company recognized $2,000 in amortization expense during the years ended December 31, 2018 and 2017. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed. As of December 31, 2018, offering costs of $125,000 for the 2018 Common Stock Offering have been charged to stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred $700,000 and $476,000 in advertising costs during the years ended December 31, 2018 and 2017, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred $139,445 and $66,000 in rent expense for office facilities during the years ended December 31, 2018 and 2017, respectively.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees and nonemployees, including the grant of employee stock options or warrants, to be recognized in the Consolidated Statements of Operations based on its fair value at the measurement date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Reclassification

Certain amounts in the December 31, 2017, Consolidated Financial Statements have been reclassified to conform to the December 31, 2018, presentation. These reclassifications had no effect on the year ended December 31, 2017, net loss, or December 31, 2017, accumulated deficit.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which will be effective January 1, 2019, for the Company. The Company had the option to early adopt the ASU as of January 1, 2017. The guidance clarifies that revenue from contracts with customers should be recognized in a manner that depicts both the likelihood of payment and the timing of the related transfer of goods or performance of services. In March 2016, the FASB issued an amendment ASU 2016-12, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net) to the new revenue recognition guidance clarifying how to determine if an entity is a principal or agent in a transaction. In April 2016 ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing and May 2016 ASU 2016-12, Revenue from Contracts with Customers: Scope Improvements and Practical Expedients, the FASB further amended the guidance to include performance obligation identification, licensing implementation, collectability assessment and other presentation and transition clarifications. The effective date and transition requirements for the amendments is the same as for ASU 2014-09. The Company is currently evaluating the impact of this accounting standard update on its Consolidated Financial Statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic: 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which will be effective for the Company on January 1, 2019. The amendment changes the accounting for equity investments, changes disclosure requirements related to instruments at amortized cost and fair value, and clarifies how entities should evaluate deferred tax assets for securities classified as available for sale. Affected entities should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The Company is evaluating the impact that ASU 2016-01 will have on its Consolidated Financial Statements.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. The guidance is currently effective for the Company for the year ending December 31, 2020. The Company is currently evaluating the effect of this guidance on the Company’s Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-06, Derivatives and Hedging – Contingent Put and Call Options in Debt Instruments (“ASU 2016-06”), which the Company has adopted as of December 31, 2017. The guidance clarifies the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendment is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The adoption of this amendment did not have a material effect on the Company’s Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; (c) forfeitures; and (d) classification on the Consolidated Statements of Cash Flows. The amendments are effective for nonpublic companies for annual periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is permitted for any interim or annual period. The Company adopted this guidance in the year ended December 31, 2017. The adoption of this standard did not have a material impact on the Company’s Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will replace the current incurred loss approach with an expected loss model, referred to as the current expected credit loss (“CECL”) model. The new standard will apply to financial assets subject to credit losses and measured at amortized cost and certain off-balance-sheet credit exposures, which include, but are not limited to, loans, leases, held-to-maturity securities, loan commitments and financial guarantees. ASU 2016-13 simplifies the accounting for purchased credit-impaired debt securities and loans and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted for interim and annual reporting periods beginning after December 15, 2018. Upon adoption, ASU 2016-13 provides for a modified retrospective transition by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is effective. The Company is currently evaluating the impact this standard will have on the Company’s Consolidated Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”) and in November 2016 issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The ASUs will be effective January 1, 2019, and amend the existing accounting standards for the statement of cash flows. The amendments provide guidance on the following nine cash flow issues: debt prepayment or debt extinguishment costs; settlement of zero-coupon or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; separately identifiable cash flows and application of the predominance principle; and restricted cash. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the impact that these standards will have on the Consolidated Statements of Cash Flows. However, the impact will depend on the facts and circumstances at the time of adoption of the new standards.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS (concluded)

In May 2017, the FASB issued ASU 2017-09 Stock Compensation (Topic 718) – Scope of Modification Accounting (“ASU 2017-09”), which the Company has adopted as of December 31, 2017. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The adoption of this amendment did not have a material effect on the Company’s Consolidated Financial Statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The standard is effective for the Company for the year ending December 31, 2019, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements

NOTE 3:	LOANS TO DEVELOPERS, NET

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations costing between $20,000 and $2,000,000 over six months to a year.

The following table presents the carrying amount of “Loans to developers, net” by letter grade and performance state as of December 31, 2018 and 2017, respectively:

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$3,267,744	$293,473	$-	$3,561,217
B	7,073,701	668,100	141,150	7,882,951
C	17,009,297	2,465,820	517,791	19,992,908
D	7,140,347	263,555	228,000	7,631,902
E	192,739	-	-	192,739
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2018	$34,683,828	$3,690,948	$886,941	$39,261,717

	Current	Workout	Fundamental Default	Total
Loan grades:
A	$1,833,134	$24,240	$-	$1,857,374
B	3,835,133	514,180	54,986	4,404,299
C	8,072,685	1,519,531	230,188	9,822,404
D	2,192,073	906,191	357,144	3,455,408
E	-	-	-	-
F	-	-	-	-
G	-	-	-	-
Carrying amount as of December 31, 2017	$15,933,025	$2,964,142	$642,318	$19,539,485

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3:	LOANS TO DEVELOPERS, NET (continued)

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense”. Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due Loans are loans whose principal or interest is past due 30 days or more. As of December 31, 2018, the Company placed Loans of $3,033,000 recorded to “Loans to developers, net” on nonaccrual status.

The following table presents an analysis of past due Loans as of December 31, 2018 and 2017:

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$35,112,798	$40,000	$35,072,798
Less than 90 days past due	2,404,830	50,000	2,354,830
More than 90 days past due	1,744,089	410,000	1,334,089
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

	Carrying Amount	Allowance for Loan Losses	Total
Aging schedule:
Current	$15,753,075	$57,000	$15,696,075
Less than 90 days past due	2,292,122	59,000	2,233,122
More than 90 days past due	1,494,288	524,000	970,288
Total as of December 31, 2017	$19,539,485	$640,000	$18,899,485

Impaired Loans

The following is a summary of information pertaining to impaired loans as of December 31, 2018:

Balance
Nonaccrual loans	$2,146,000
Fundamental default not included above	887,000
Total impaired loans	3,033,000

Interest income recognized on impaired loans	$400,000

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2018:

Balance
Principal loan balance	$3,495,120

Recorded investment with no allowance	2,146,000
Recorded investment with allowance	887,000
Total recorded investment	$3,033,000

Related allowance	500,000
Average recorded investment	$230,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3:	LOANS TO DEVELOPERS, NET (continued)

The following is a summary of information pertaining to impaired loans as of December 31, 2017:

Balance
Nonaccrual loans	$1,500,000
Fundamental default not included above	640,000
Total impaired loans	2,140,000

Interest income recognized on impaired loans	$262,438

The following table presents an analysis of information pertaining to impaired loans as of December 31, 2017:

Balance
Principal loan balance	$2,423,540

Recorded investment with no allowance	640,000
Recorded investment with allowance	1,500,000
Total recorded investment	$2,140,000

Related allowance	640,000
Average recorded investment	$153,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3:	LOANS TO DEVELOPERS, NET (continued)

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current - This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout - This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default - This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding Georgia Notes or LROs. The Company has commenced a formal foreclosure process to secure the real estate property.

The following table presents “Loans to developers, net” by performance state as of December 31, 2018 and 2017:

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$34,683,828	$-	$34,683,828
Workout	3,690,948	100,000	3,590,948
Fundamental default	886,941	400,000	486,941
Total as of December 31, 2018	$39,261,717	$500,000	$38,761,717

	Carrying Amount	Allowance for Loan Losses	Loans to Developers, Net
Performance states:
Current	$15,933,025	$-	$15,933,025
Workout	2,964,142	330,000	2,634,142
Fundamental default	642,318	310,000	332,318
Total as of December 31, 2017	$19,539,485	$640,000	$18,899,485

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3:	LOANS TO DEVELOPERS, NET (concluded)

Allowance for Loan Losses

The following table details activity in the allowance for loan losses for the years ended December 31, 2018 and 2017:

Balance
Balance, December 31, 2017	$640,000
Allowance for loan loss	240,000
Loans charged off	(380,000)
Outstanding as of December 31, 2018	$500,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$400,000
Loans collectively evaluated for impairment	100,000
Balance, December 31, 2018	$500,000
Loans:
Individually evaluated for impairment	$887,000
Collectively evaluated for impairment	2,146,000
Balance, December 31, 2018	$3,033,000

Balance
Balance, December 31, 2016	$700,000
Allowance for loan loss	140,000
Loans charged off	(200,000)
Outstanding as of December 31, 2017	$640,000
Period-end amount allocated to:
Loans individually evaluated for impairment	$310,000
Loans collectively evaluated for impairment	330,000
Balance, December 31, 2017	$640,000
Loans:
Individually evaluated for impairment	$640,000
Collectively evaluated for impairment	1,500,000
Balance, December 31, 2017	$2,140,000

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4:	OTHER CURRENT ASSETS

“Other current assets” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Other real estate owned (1)	$418,379	$234,825
Unbilled servicing revenue	25,127	72,026
Prepaid expenses	21,300	-
Other	19,585	37,917
Other current assets	$484,391	$344,768

(1)	During the year ended December 31, 2018 the Company transferred $2,071,840 from “Loans to developers, net” to “Other current assets”. Other real estate owned met the held for sale criteria and have been recorded at the lower of carrying amount or fair value less cost to sell. There was no impact to the Company’s Consolidated Statements of Operation from this transfer. The Company recorded a decrease of $439,000 to “Loans to developers, net” and an offsetting decrease to “Limited recourse obligations, net”.

NOTE 5:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Software and website development costs	$1,304,993	$817,893
Less: accumulated amortization	(725,255)	(396,466)
Software and website development costs, net	$579,738	$421,427

	2018	2017
Computer equipment	$96,165	$42,388
Leasehold improvements	12,530	12,530
Furniture and fixtures	134,548	11,090
Office equipment	45,548	2,294
Property and equipment	288,791	68,302
Less: accumulated depreciation and amortization	(79,925)	(35,182)
Property and equipment, net	$208,866	$33,120

	2018	2017
Domain names	$30,000	$30,000
Less: accumulated amortization	(5,500)	(3,500)
Intangible assets, net	$24,500	$26,500

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2018 and 2017 was $375,532 and $231,111, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2018 and 2017, consists of the following:

	2018	2017
Trade accounts payable	$762,148	$834,785
Deferred revenue	867,950	333,067
Accrued interest expense	360,325	149,735
Accrued employee compensation	80,243	202,242
Accrued contractor compensation	-	184,569
Other	422,492	145,759
Accounts payable and accrued expenses	$2,493,158	$1,850,157

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 7:	REVOLVING CREDIT FACILITY

On November 1, 2016, the Company’s wholly owned subsidiary, Groundfloor Holdings GA, LLC, as borrower, entered into a revolving credit facility (the “Revolver”) with Revolver Capital, LLC. The credit agreement provided for revolving loans up to a maximum aggregate principal amount of $1,500,000. The Revolver will be used for bridge funding of underlying loans pending approval from the United States Securities and Exchange Commission (“SEC”).

On November 11, 2016, the Company entered into a First Amendment to the Credit Agreement (the “First Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. Collateral security for the Revolver includes all property of the underlying loan, upon which a lien is created in favor of the lender. The First Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $1,500,000 to $2,500,000. The other terms of the credit facility remain unchanged.

On December 21, 2016, the Company entered into a Second Amendment to the Credit Agreement (the “Second Amendment”) which amended the existing Revolver dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Second Amendment amended the Revolver to increase the Revolving Credit Commitments thereunder from $2,500,000 to $3,500,000. The other terms of the credit facility remain unchanged.

On April 7, 2017, the Company entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) which amended the existing credit agreement dated November 1, 2016, among Groundfloor Holdings GA, LLC, as borrower, and Revolver Capital, LLC, as lender. The Third Amendment amended the credit agreement to increase the Revolving Credit Commitments thereunder from $3,500,000 to $4,500,000. In connection with the Third Amendment the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

On April 4, 2018, the Credit Agreement dated as of November 1, 2016, as amended by the First Amendment as of November 11, 2016, the Second Amendment dated as of February 22, 2017 and the Third Amendment dated as of April 7, 2017, was assigned to ACM Alamosa DA LLC. The Company and the lender agreed to amend and restate the Original Credit Agreement in its entirety. The other terms of the credit facility remain unchanged.

On September 18, 2018, the Company increased the Revolving Credit Commitments thereunder from $4,500,000 to $5,500,000. In connection with the increase the Company paid a $10,000 commitment fee, which is capitalized and amortized over a twelve-month period. The other terms of the credit facility remain unchanged.

The Revolver maturity date is April 4, 2019. The Company has the option to request and the lender may, in its sole discretion, elect to extend the maturity date.

As of December 31, 2018, the Company had $0 of available borrowings and $5,500,000 outstanding under the Revolver as presented within Revolving credit facility on the Consolidated Balance Sheets. As of December 31, 2018, the Company reflected $6,667 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. As of December 31, 2017, the Company reflected $833 of deferred financing costs related to the Revolver as a reduction to the Revolving credit facility in the Consolidated Balance Sheets. Amortization of these costs was $4,166 and $45,000 for the years ended December 31, 2018 and 2017, respectively. Accrued interest on the Revolver, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $111,288 and $34,032 at December 31, 2018 and 2017, respectively.

The Revolver contains certain affirmative and negative covenants, including financial and other reporting requirements. The Company is in compliance with all such covenants at December 31, 2018.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8:	CONVERTIBLE NOTES

From March 2017 to May 2017, the Company issued subordinated convertible notes (the “Subordinated Convertible Notes”) to Investors for total proceeds of $825,000. The Subordinated Convertible Notes bear interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of September 24, 2018, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 75% of the price per share of the Qualified Preferred Financing. In the event of a closing of a common stock financing with gross proceeds of at least $3,000,000 (“Qualified Common Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of common stock issued in the financing at a price per share equal to 90% of the price per share of the Qualified Common Financing. The indebtedness represented by the Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note. On October 27, 2017, the amended and restated subordinated convertible note agreement and the note amendment agreement amended the subordinated convertible note purchase agreement dated March 24, 2017, and Subordinated Convertible Notes issued thereunder (as amended, the “Restated Subordinated Convertible Notes”), respectively. Pursuant to the Restated Subordinated Convertible Notes, the outstanding principal and all accrued but unpaid interest is due and payable on the earlier of September 30, 2019, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “New Maturity Date”). The interest rate of 8% per annum remained unchanged.

From October 2017 to December 2017, the Company issued Restated Subordinated Convertible Notes to Investors for total proceeds of $1,225,000. The outstanding principal and all accrued but unpaid interest is due and payable on the New Maturity Date. In the event of a closing of a Qualified Financing prior to the New Maturity Date, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of stock issued in the financing at a price per share equal to 75% of the price per share of the financing. The indebtedness represented by the Restated Subordinated Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver and the Note.

In 2018, a Restated Subordinated Convertible Notes holder converted their shares upon closing the 2018 Common Stock Offering, which qualified as a Qualified Common Financing. The noteholder converted $250,000 in principal and $27,617 in accrued interest at a 10% discount into 30,847 shares of common stock. The Company recorded $30,847 to interest expense as a result of the beneficial conversion.

Accrued interest on the Restated Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $186,426 and $52,592 at December 31, 2018 and 2017, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9:	NOTES PAYABLE

On January 11, 2017, the Company entered into a promissory note and security agreement (the “Note”) for a principal sum of $1,000,000. We paid an origination fee of $10,000 concurrently with the funding of the principal of the Note. We subsequently entered into an amendment to the Note extending the payment schedule for a $5,000 amendment fee, a second amendment increasing the principal amount outstanding to $2,000,000 for a $30,000 amendment fee and a third amendment further extending the repayment schedule among other terms described below for a $10,000 amendment fee. The amendment fees were deferred and amortized over the life of the Note.

The Note incurs interest at a rate of 8.0% per annum from January 11, 2017 until September 30, 2017, and 14.0% per annum from October 1, 2017, until payment in full of the Note, in each case calculated on the basis of a 360-day year for the actual number of days elapsed. The Note must be repaid as follows: (i) $250,000, plus accrued but unpaid interest thereon, was due and payable on June 30, 2017; (ii) $250,000, plus any accrued but unpaid interest thereon, is due and payable on March 31, 2019; (iii) $500,000, plus any accrued but unpaid interest thereon, is due and payable on June 30, 2019; (iv) $500,000, plus any accrued but unpaid interest thereon, is due and payable on September 30, 2019; and (v) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on December 31, 2019.

The Note includes certain financial covenants related to the Company’s quarterly financial results and operating capital. The Note is subject to customary event of default provisions. Upon the occurrence of any event of default, the interest rate under the Note shall increase by 7.0%. As collateral security for the Note, the Company granted first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s Revolver; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by the Company or one of its subsidiaries; and (iii) the equity interest in any subsidiary formed by the Company for the sole purpose of issuing Loans and corresponding series of LROs.

In connection with the third amendment to the Note, the Company agreed to issue a warrant for the purchase of shares of the Company’s common stock on the first day of each quarter commencing on October 1, 2017, until the Note is repaid in full for the purchase of the following number of shares: (i) for each quarter until and including the first quarter of 2019, 4,000 shares of common stock; (ii) for the second quarter of 2019, 3,500 shares of common stock; (iii) for the third quarter of 2019, 2,300 shares of common stock; and (iv) for the fourth quarter of 2019, 1,100 shares of common stock. The exercise price of the warrants issued on the Note in connection with the third amendment to the Note is $2.40.

As of December 31, 2018, the principal sum of $1,750,000 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets net of deferred financing fees of $15,370, and debt discount of $90,648, amortizable over the amended term of the Note. Amortization of these costs was $69,222 for the year ended December 31, 2018. As of December 31, 2017, the principal sum of $1,750,000 was outstanding and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets net of deferred financing fees of $30,741, and debt discount of $20,000, amortizable over the amended term of the Note. Amortization of these costs was $24,676 for the year ended December 31, 2017.

Accrued interest on the Note, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $62,611 and $63,111 at December 31, 2018 and 2017, respectively.

The Note includes financial covenants that may trigger events of default or principal acceleration. The Company failed to comply with all the financial covenants during the year-end December 31, 2018. Prior to the filing date of the Consolidated Financial Statements, the Company secured a waiver to prevent a default event and principal acceleration.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9:	NOTES PAYABLE (concluded)

In 2018, the Company entered into various secured promissory notes, (the “GROUNDFLOOR Notes”), with accredited Investors. The GROUNDFLOOR Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The GROUNDFLOOR Notes are issued and secured by the assets of Groundfloor Real Estate 1 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for GROUNDFLOOR Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 1 LLC, subject to certain exceptions. During the year-end December 31, 2018, there were ten notes entered into ranging in interest rates of 3.25% to 5.5% and terms of 30 and 90 days. As of December 31, 2018, the principal sum of $1,281,100 remains outstanding and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets.

Accrued interest on the GROUNDFLOOR Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $4,100 at December 31, 2018.

NOTE 10:	STOCKHOLDERS’ (Deficit) EQUITY

Capital Structure

Authorized Shares - As of December 31, 2018, the Company is authorized to issue 5,000,000 shares of no par value common stock and 1,316,181 shares of no par value preferred stock. The preferred stock has been designated as Series A Preferred Stock (the “Series A”), consisting of 747,385 shares, and Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In February 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,670. The Company incurred offering costs of $125,000 related to the 2018 Common Stock Offering. During the year ended December 31, 2018, the Company recorded $150,500 in beneficial interest related to the bonus shares issued in connection with the 2018 Common Stock Offering to “General and administrative” in the Company’s Consolidated Statement of Operations. In conjunction with the 2018 Common Stock Offering, the Company converted one noteholder’s outstanding restated subordinated convertible notes payable and accrued interest totaling $277,617 into 30,847 shares of common stock.

In October 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10:	STOCKHOLDERS’ (Deficit) EQUITY (concluded)

Preferred Stock Transactions

Series A

During 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock or Series Seed, an amount per share equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof. Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $30,000,000. All outstanding shares of Series A shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A, voting as a single class. All outstanding shares of Series Seed shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series Seed, voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11:	STOCK OPTIONS AND WARRANTS

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. During the year ended December 31, 2018, the Company increased the shares available for common stock issuance under the Plan by 150,000. As of December 31, 2018 the Company reserved a total of 400,000 shares of common stock for issuance under the Plan. Of these shares, 65,004 shares are available for future stock option grants as of December 31, 2018.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2018 and 2017.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2018	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	3.0%	2.8%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$6.71	$5.65

For the Year Ended December 31, 2017	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	52.3%	50.0%
Risk-free interest rate	1.8%	2.0%
Expected life of options (in years)	10.0	5.9
Weighted-average fair value per share	$4.67	$4.48

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11:	STOCK OPTIONS AND WARRANTS (continued)

The following summarizes the stock option activity for the years ended December 31, 2018 and 2017:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2016	173,463	$1.64
Exercised	(5,336)	0.97
Terminated	(23,894)	2.40
Granted	90,050	2.40
Outstanding as of December 31, 2017	234,283	$1.88
Exercised	(2,415)	2.40
Terminated	(10,419)	4.81
Granted	98,476	10.41
Outstanding as of December 31, 2018	319,925	$4.40	7.7	$2,431,000
Exercisable as of December 31, 2018	209,601	2.10	6.8	$2,075,000
Expected to vest after December 31, 2018	110,324	8.77	9.4	$356,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2018:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	64,000	5.0	64,000
1.87	51,857	6.6	50,940
2.40	103,092	8.4	77,585
3.99	10,000	5.8	10,000
10.00	55,475	9.6	4,574
12.00	35,501	10.0	2,502
	319,925		209,601

As of December 31, 2018, there was approximately $554,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.2 years. The total intrinsic value of stock option awards exercised was approximately $23,000 during the fiscal year ended December 31, 2018.

The Company recorded $53,395 and $42,308 in non-employee and $191,748 and $89,314 in employee share-based compensation expense during 2018 and 2017, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11:	STOCK OPTIONS AND WARRANTS (concluded)

Warrants

The Company issued 11,175 warrants during the year ended December 31, 2017, for the purchase of common stock. The warrants are exercisable immediately at $2.40 or $6.69 with a contractual term of ten years. The estimated fair value of the warrants was approximately $48,441 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $4.33: risk-free interest rate of 2.1%, expected life of ten years, dividend yields of 0% and volatility factor of 55.0%.

The Company issued 16,000 warrants during the year ended December 31, 2018, for the purchase of common stock. The warrants are exercisable immediately at $2.40 with a contractual term of ten years. The estimated fair value of the warrants was approximately $124,500 when issued. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $7.79, risk-free interest rate of 2.9%, expected life of ten years, dividend yields of 0%, and volatility factor of 55.0%.

Of the warrants issued during the year ended December 31, 2018, 16,000 were issued in conjunction with the Note. The warrants were recorded for $124,500 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and will be amortized to interest expense over the estimated term of the Note. Of the warrants issued during the year ended December 31, 2017, 4,000 were issued in conjunction with the Note. The warrants were recorded for $20,000 as a debt discount to “Long-term notes payable” and corresponding increase in “Additional paid-in capital” and will be amortized to interest expense over the estimated term of the Note. The Company recognized interest expense of $53,852 and $28,441 during the years ended December 31, 2018 and 2017, respectively.

Additionally, the Company recognized $36,000 in share-based compensation expense during 2018 related to warrants issued in a prior period. The fair value was calculated using the Black-Scholes-Morton pricing model with the following weighted-average assumptions yielding a weighted average fair value of $2.39, risk-free interest rate of 2.08%, expected life of ten years, dividend yields of 0%, and volatility factor of 51.2%.

None of the warrants have been exercised as of December 31, 2018.

NOTE 12:	INCOME TAXES

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018.  Under ASC 740, the effects of new tax legislation are recognized in the period which includes the enactment date.  As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse.  The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Consolidated Statements of Operations.  However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the year ended December 31, 2018.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12:	INCOME TAXES (concluded)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2018 and 2017, are as follows:

	2018	2017
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$4,473,000	$2,887,000
Accrued expenses	21,000	101,000
Share-based compensation	82,000	45,000
Accrued interest	94,000	39,000
Research and development credit	25,000	25,000
Depreciation and amortization	(31,000)	(30,000)
Valuation allowance	(4,664,000)	(3,067,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $1,597,000 and $279,000, respectively, during the years ended December 31, 2018 and 2017.

As of December 31, 2018, the Company has federal and state net operating loss carryforwards of approximately $17,204,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2018 and 2017 as follows:

	2018		2017
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(1,281,000)	(21.0)%	$(1,389,000)	(34.0)%
Deferred tax impact of enacted tax rate and law changes	-	-%	1,443,000	35.3%
State taxes (net of federal benefit)	(278,000)	(4.6)%	(186,000)	(4.6)%
Non-deductible expenses	(38,000)	(0.6)%	(147,000)	(2.6)%
Change in valuation allowance	1,597,000	26.2%	279,000	5.9%
Provision for income tax expense	$-	0.0%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2018 and 2017, the Company had no accrued interest related to uncertain tax positions.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13:	RELATED PARTY TRANSACTIONS

ISB Development Corp.

The Company’s Note holder, ISB Development Corp, is owned and operated by a director of the Company. In January 2017, the Company’s Board of Directors approved the execution of the promissory note and security agreement (the “Note”) and subsequent amendments. See Note 9 for further discussion and disclosure associated with the Note.

Del Oro Rock LLC

In August 2017, the Company launched its new whole loan sale program. In connection with the new program, the Company sold a Loan at par to Del Oro Rock LLC for $350,000. Del Oro Rock LLC is owned and operated by a member of management and stockholder of the Company.

In October 2017, the Company issued 7,550 warrants to Del Oro Rock LLC. The warrants were issued as a part of the Company’s Cornerstone Investor Program. A cornerstone investor is expected to participate in LROs at an agreed upon amount. The Company recorded $28,441 to “Additional paid-in capital” and share-based compensation expense during the year ended December 31, 2017.

NOTE 14:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was $60,766 during the year ended December 31, 2018.

As of December 31, 2018, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2019	$172,329
2020	265,261
2021	273,219
2022	281,416
2023	289,858
Thereafter	98,777
$1,380,860

NOTE 15:	SUBSEQUENT EVENTS

On February 12, 2018, the United States Securities and Exchange Commission issued a Notice of Qualification of the Company’s Offering Circular. On January 14, 2019 and on February 25, 2019, the Company filed amendments to this offering circular raising the price to $13.50 and $15.00 respectively. As of March 21, 2019 the Company has sold approximately $1,500,000 comprising of securities sold through the qualified offering circular, and securities sold through exemptions. The Company may sell additional securities through 2019.

Subsequent events were evaluated through March 21, 2019, the date the Consolidated Financial Statements were available to be issued.

Except as expressly set forth herein, the Company’s offering of Groundfloor Limited Recourse Obligations, as described in the Offering Circular, as amended or otherwise supplemented by the Company’s public reports filed with the Securities and Exchange Commission and available at the Commission’s website, www.sec.gov, which the Company incorporates by reference in the Offering Circular, remains unchanged.

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 1, 2018

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	October 22, 2018

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	April 17, 2019

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 13, 2019.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2019
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 13, 2019
Nick Bhargava

*	Director	November 13, 2019
Sergei Kouzmine

*	Director	November 13, 2019
Bruce Boehm

*	Director	November 13, 2019
Michael Olander Jr.

*	Director	November 13, 2019
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact